NBT Bancorp Inc.

52 South Broad Street
Norwich, New York 13815

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NBT Bancorp Inc. (“NBT”) will hold an annual meeting of shareholders at the Binghamton Holiday Inn Arena at 2-8 Hawley Street, Binghamton, New York 13901 on May 1, 2007 at 10:00 a.m. local time for the following purposes:

1.	To fix the size of the Board of Directors at fifteen;

2.	To elect five directors, each for a three-year term; and

3.	To transact such other business as may properly come before the NBT annual meeting.

We have fixed the close of business on March 15, 2007 as the record date for determining those shareholders of NBT entitled to vote at the NBT annual meeting and any adjournments or postponements of the meeting. Only holders of record of NBT common stock at the close of business on that date are entitled to notice of and to vote at the NBT annual meeting.

By Order of the Board of Directors of
NBT Bancorp Inc.

/s/ Daryl R. Forsythe
Daryl R. Forsythe
Chairman of the Board

Norwich, New York
March 26, 2007

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED OR VOTE VIA THE TOLL-FREE TELEPHONE NUMBER OR VIA THE INTERNET ADDRESS LISTED ON THE PROXY CARD. YOU MAY REVOKE ANY PROXY GIVEN IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING.

NBT Bancorp Inc.

52 South Broad Street
Norwich, New York 13815

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 1, 2007

This proxy statement and accompanying proxy card are being sent to the shareholders of NBT Bancorp Inc. (“NBT” or the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the 2007 annual meeting of shareholders. This proxy statement, together with the enclosed proxy card, is being mailed to shareholders on or about March 30, 2007.

When and Where the NBT Annual Meeting Will Be Held

We will hold our annual meeting of shareholders at the Binghamton Holiday Inn Arena at 2-8 Hawley Street, Binghamton, New York 13901 on May 1, 2007 at 10:00 a.m. local time.

What Will Be Voted on at the NBT Annual Meeting

At our annual meeting, our shareholders will be asked to consider and vote upon the following proposals:

•	To fix the size of the Board of Directors at fifteen;

•	To elect five directors, each for a three-year term; and

•	To transact such other business as may properly come before the NBT annual meeting.

We may take action on the above matters at our annual meeting on May 1, 2007, or on any later date to which the annual meeting is postponed or adjourned.

We are unaware of other matters to be voted on at our annual meeting. If other matters do properly come before our annual meeting, including consideration of a motion to adjourn the annual meeting to another time and/or place for the purpose of soliciting additional proxies, we intend that the persons named in this proxy will vote the shares represented by the proxies on such matters as determined by a majority of the Company’s Board.

Shareholders Entitled to Vote

We have set March 15, 2007, as the record date to determine which of our shareholders will be entitled to vote at our annual meeting. Only those shareholders who held their shares of record as of the close of business on that date will be entitled to receive notice of and to vote at our annual meeting. As of March 15, 2007, there were 34,228,928 outstanding shares of our common stock. Each of our shareholders on the record date is entitled to one vote per share.

Vote Required to Approve the Proposals

A plurality of the shares of our common stock represented at our annual meeting, either in person or by proxy, and entitled to vote at our annual meeting will elect directors. This means that the five nominees who receive the most votes will be elected.

The affirmative vote of a majority of the shares of our common stock represented at our annual meeting, either in person or by proxy, and entitled to vote at our annual meeting is required to approve the proposal to fix the number of directors at fifteen.

Our Board urges our shareholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope or to vote by telephone or via the Internet. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the annual meeting. Abstentions will be counted in determining the number of shares represented and entitled to vote and will have the effect of a vote cast “against” Proposal 1.

Number of Shares that Must Be Represented for a Vote to Be Taken

In order to have a quorum, a majority of the total voting power of our outstanding shares of common stock entitled to vote at our annual meeting must be represented at the annual meeting either in person or by proxy. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business.

2	NBT BANCORP PROXY STATEMENT

Voting Your Shares

Our Board is soliciting proxies from our shareholders. This will give you an opportunity to vote at our annual meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted by a named agent in accordance with your instructions.

If you are a record holder and vote by proxy but make no specification on your proxy card that you have otherwise properly executed, the named agent may vote the shares represented by your proxy:

•	FOR fixing the number of directors at fifteen; and

•	FOR electing the five persons nominated by our Board as directors.

If you are a shareholder whose shares are registered in your name, you may vote your shares by using one of the following four methods:

Mail. To grant your proxy by mail, please complete your proxy card and sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed and dated.

Telephone. If you hold NBT common stock in your own name and not through a broker or other nominee, you can vote your shares of NBT common stock by telephone by dialing the toll-free telephone number 1-800-690-6903. Telephone voting is available 24 hours a day until 11:59 p.m. local time on April 30, 2007. Telephone voting procedures are designed to authenticate shareholders by using the individual control numbers on your proxy card. If you vote by telephone, you do not need to return your proxy card.

Via the Internet. If you hold NBT common stock in your own name and not through a broker or other nominee, you can vote your shares of NBT common stock electronically via the Internet at www.proxyvote.com. Internet voting is available 24 hours a day until 11:59 p.m. local time on April 30, 2007. Internet voting procedures are designed to authenticate shareholders by using the individual control numbers on your proxy card. If you vote via the Internet, you do not need to return your proxy card.

In person. If you attend the annual meeting in person, you may vote your shares by completing a ballot at the meeting. Attendance at the annual meeting will not by itself be sufficient to vote your shares; you still must complete and submit a ballot at the annual meeting.

If your shares are registered in the name of a bank or brokerage firm you will receive instructions from your holder of record that must be followed in order for the record holder to vote the shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the meeting, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of elections with your ballot.

Changing Your Vote

Any NBT shareholder of record giving a proxy may revoke the proxy at any time before the vote at the annual meeting in one or more of the following ways:

•	Delivering a written notice of revocation to the Secretary of NBT bearing a later date than the proxy;

•	Submitting a later dated proxy by mail, telephone or via the Internet; or

•	Appearing in person and submitting a later dated proxy or voting at the annual meeting.

Attendance at the annual meeting will not by itself constitute a revocation of a proxy; to revoke your proxy, you must complete and submit a ballot at the annual meeting or submit a later dated proxy.

You should send any written notice of revocation or subsequent proxy to NBT Bancorp Inc., 52 South Broad Street, Norwich, New York 13815, Attention: Corporate Secretary, or hand deliver the notice of revocation or subsequent proxy to the Corporate Secretary at or before the taking of the vote at the annual meeting. You may also revoke your proxy by telephone or via the Internet by giving a new proxy over the telephone or the Internet prior to 11:59 p.m. on April 30, 2007.

If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions. You may also vote in person at the annual meeting if you obtain a legal proxy as described above.

Solicitation of Proxies and Costs

We will bear our own costs of soliciting of proxies. We will reimburse brokerage houses, fiduciaries, nominees and others for their out-of-pocket expenses in forwarding proxy materials to owners of shares of our common stock held in their names. In addition to the solicitation of proxies by use of the mail, we may solicit proxies from our shareholders by directors, officers and employees acting on our behalf in person or by telephone, facsimile or other appropriate means of communications. We will not pay any additional compensation, except for reimbursement of reasonable out-of- pocket expenses, to our directors, officers and employees in connection with the solicitation. You may direct any questions or requests for assistance regarding this proxy statement to Michael J. Chewens, Senior Executive Vice President of NBT, by telephone at (607) 337-6520 or by e-mail at mjchewens@nbtbci.com.

NBT BANCORP PROXY STATEMENT	3

Annual Report

A copy of the Company’s 2006 Annual Report accompanies this Proxy Statement. NBT is required to file an annual report on Form 10-K for its 2006 fiscal year with the Securities and Exchange Commission (the “SEC”). Shareholders may obtain, free of charge, a copy of the Form 10-K by writing to: NBT Bancorp Inc., 52 South Broad Street, Norwich, New York 13815, Attention: Corporate Secretary. Our annual report on Form 10-K is available on our website, www.nbtbancorp.com.

REGARDLESS OF THE NUMER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR VIA THE INTERNET USING THE TELEPHONE NUMBER OR THE INTERNET ADDRESS ON YOUR PROXY CARD.

PROPOSAL 1	SIZE OF THE BOARD OF DIRECTORS

Our Bylaws provide for a Board consisting of a number of directors, not less than five nor more than twenty-five, as shall be designated by our shareholders as of each annual meeting. Our Board is presently comprised of sixteen members. Mr. Van Ness D. Robinson, whose term expires as of the 2007 annual meeting, has advised the Company that he intends to retire from the Board effective as of the annual meeting, at which point the Company will have fifteen directors. Accordingly, the Board has proposed that the shareholders vote to fix the number of directors constituting the full Board at fifteen members.

The Board of Directors unanimously recommends that shareholders vote “FOR” fixing the size of the Board of Directors at fifteen members.

PROPOSAL 2	ELECTION OF DIRECTORS

At the annual meeting, five directors will be elected to serve a three-year term until each such director’s successor is elected and qualified or until the director’s earlier death, resignation or removal. The Board currently consists of sixteen members and is divided into three classes. The term of only one class of directors expires in each year, and their successors are elected for terms of up to three years and until their successors are elected and qualified. Messrs. Forsythe, Gumble, Owens, Wadsworth, and Ms. Civil, whose terms expire at the 2007 annual meeting, have been nominated to stand for re-election at the 2007 annual meeting for terms expiring in 2010. Mr. Van Ness D. Robinson, whose term expires as of the 2007 annual meeting, has advised the Company that he intends to retire from the Board effective as of the annual meeting. The Board greatly appreciates his service and contributions to the success of the Company and NBT Bank (the “Bank”).

The persons named in the enclosed proxy intend to vote the shares of our common stock represented by each proxy properly executed and returned to us FOR election of the following nominees as directors, but if the nominees should be unable to serve, they will vote such proxies for those substitute nominees as our Board shall designate to replace those nominees who are unable to serve. Our Board currently believes that each nominee will stand for election and will serve if elected as a director. Assuming the presence of a quorum at the annual meeting, the five director nominees for the class expiring at the 2010 annual meeting will be elected by a plurality of the votes cast by the shares of common stock entitled to vote at the annual meeting and present in person or represented by proxy. This means that the five nominees who receive the most votes will be elected. There are no cumulative voting rights in the election of directors.

4	NBT BANCORP PROXY STATEMENT

BENEFICIAL OWNERSHIP AND RELATED INFORMATION FOR NOMINEES, CONTINUING DIRECTORS AND NON-DIRECTOR EXECUTIVE OFFICERS

The following table contains stock ownership and other information on the nominees for election for the terms as shown, our directors and non-director executive officers:

Name	Age at 12/31/06	Principal Occupation During Past Five Years and Other Directorships	Director Since	Number of Common Shares Beneficially Owned on 12/31/06			Percent of Shares Outstanding

Nominees with term is expiring in 2010:

Daryl R. Forsythe	63	Chairman of NBT since January 2004;	1992	114,631	(l)	(g)
		Chairman of NBT Bank since January 2004;		1,842	(l)	(a)
		Chairman and CEO of NBT from January 2004 to		5,077	(l)	(b)
		December 2005; Chairman, President and CEO of NBT		9,369	(2)
		From April 2001 to December 2003; Chairman and		90,772	(4)
		CEO of NBT Bank from September 1999 to		221,691			*
		December 2003; President and CEO of NBT and
		NBT Bank from January 1995 to April 2001 /
		September 1999
		Directorships:
		Security Mutual Life Ins. Co. of NY
		New York Central Mutual Fire Insurance Co.
		New York Business Development Corp.
		NBT Bank since 1988

William C. Gumble	69	Retired Attorney- at-law; County Solicitor and	2000	100,576	(1)
		District Attorney of Pike County, PA		3,054	(3)
		Directorships:		103,630			*
		Pennstar Bank since 1985

William L. Owens	57	Partner, law firm of Stafford, Owens,	1999	9,159	(1)
		Curtin & Trombley, PLLC		3,860	(3)
		Directorships:		13,019			*
		Champlain Enterprises, Inc.
		Mediquest, Inc.
		Champlain Valley Health Network Inc.
		SUNY Plattsburgh College Council
		NBT Bank since 1995

Patricia T. Civil	57	Retired Managing Partner, PricewaterhouseCoopers LLP	2003	5,330	(1)
		Directorships:		2,578	(3)
		Unity Mutual Life Insurance Company		7,908			*
		Syracuse Research Corp.
		NBT Bank since 2003

Robert A. Wadsworth	58	Chairman and CEO of Preferred Mutual Insurance Co.	2006	1,887	(1)
		Directorships:		84	(3)
		Preferred Mutual Insurance Company		164,041		(d)
		Preferred Services Corp.		166,012
		Preferred of New York Inc. American Partners Bank
		Excess Reinsurance Company
		Guilderland Reinsurance Company
		NBT Bank since 2005

continued on next page

Photos of the NBT Bancorp Board of Directors can be found on page 13.

NBT BANCORP PROXY STATEMENT	5

Name	Age at 12/31/06	Principal Occupation During Past Five Years and Other Directorships	Director Since	Number of Common Shares Beneficially Owned on 12/31/06			Percent of Shares Outstanding

Continuing Directors with term is expiring in 2009:

Martin A. Dietrich	51	CEO of NBT since January 2006;	2005	25,591	(1)
		President of NBT since January 2004;		848	(1)	(a)
		President and CEO of NBT Bank since January 2004;		22,216	(1)	(b)
		President and Chief Operating		14,068	(2)
		Officer of NBT Bank from September 1999		139,072	(4)
		to December 2003		6,000		(c)
		Directorships:		207,795			*
		Preferred Mutual Insurance Company
		Chenango Memorial Hospital Board of Trustees
		United Health Services
		Pennstar Bank since 2004
		NBT Bank since 2001

John C. Mitchell	56	President and CEO of I.L. Richer Co. (agri. business)	1994	25,959	(1)	(e) (g)
		Directorships:		3,897	(2)
		Preferred Mutual Insurance Company		5,325	(3)
		New York Agricultural Development Corp		35,181			*
		NBT Bank since 1993

Joseph G. Nasser	49	Accountant, Nasser & Co.	2000	40,279	(1)	(g)
		Directorships:		300	(1)	(a)
		Pennstar Bank since 1999		11,449	(2)
				3,916	(3)
				55,944			*
Michael H. Hutcherson	44	President, The Colonial Agency LLC	2002	5,659	(1)
		(insurance services)		2,619	(1)	(a)
		Directorships:		27	(2)
		NBT Bank since 2002		3,105	(3)
				11,410			*

Michael M. Murphy	45	President and Owner, Red Line Towing Inc.	2002	9,191	(1)
		Directorships:		1,635	(1)	(a)
		Pennstar Bank since 1999		38,670	(2)
				4,678	(3)
				54,174			*

continued on next page

Photos of the NBT Bancorp Board of Directors can be found on page 13.

6	NBT BANCORP PROXY STATEMENT

Name	Age at 12/31/06	Principal Occupation During Past Five Years and Other Directorships	Director Since	Number of Common Shares Beneficially Owned on 12/31/06			Percent of Shares Outstanding

Continuing Directors with term is expiring in 2008:

Richard Chojnowski	64	Electrical Contractor (sole proprietorship)	2000	5,582	(1)
		Directorships:		264,353	(2)
		Pennstar Bank since 1994		6,678	(3)
				276,613			*

Dr. Peter B. Gregory	71	Partner, Gatehouse Antiques	1987	94,016	(1)
		Directorships:		60,179	(1)	(a)
		NBT Bank since 1978		6,629	(3)
				160,824			*

Joseph A. Santangelo	54	President and CEO of Arkell Hall Foundation Inc.	2001	7,446	(1)	(g)
		Directorships:		4,808	(2)
		NBT Bank since 1991		5,428	(3)
				17,682			*

Janet H. Ingraham	69	Professional Volunteer	2002	14,267	(1)
		Directorships:		526	(1)	(a)
		Chase Memorial Nursing Home Corp.		4,600	(3)
		NBT Bank since 1996		19,393			*

Paul D. Horger	69	Partner, law firm of Oliver, Price & Rhodes	2002	16,358	(1)
		Directorships:		4,678	(3)
		Pennstar Bank since 1997		21,036			*

Retiring Director:

Van Ness D. Robinson	71	Chairman and Secretary of New York Central Mutual	2001	6,297	(1)
		Fire Insurance Co. (NYCM)		813,471		(f)
		Directorships:		5,178	(3)
		NYCM		824,946			2.41%
		Basset Healthcare
		Bruce Hall Corporation
		NBT Bank since 1997

Photos of the NBT Bancorp Board of Directors can be found on page 13.

NBT BANCORP PROXY STATEMENT	7

Executive Officers of NBT Bancorp Inc. other than Directors who are Officers:

Name	Age	Present Position and Principal Position During Past Five Years	Number of Common Shares Beneficially Owned on 12/31/06			Percent of Shares Outstanding

Michael J. Chewens	45	Senior Executive Vice President, Chief Financial Officer and	7,916	(1)
		Secretary of NBT and NBT Bank since January 2002; Executive	12,667	(1)	(b)
		Vice President, Chief Financial Officer and Secretary of same 1999	58,772	(4)
		to 2001; Secretary of NBT and NBT Bank since December 2000	79,355			*

David E. Raven	44	President of Retail Banking of NBT Bank since July 2006;	14,952	(1)
		President and Chief Executive Officer of Pennstar Bank Division	7,905	(1)	(b)
		since August 2005; President and Chief Operating Officer of	75,292	(4)
		Pennstar Bank Division from August 2000 to August 2005;	98,149			*
		Sales and Administration, September 1999 to August 2000

Jeffrey M. Levy	45	Executive Vice President, President of Commercial Banking of	4,006	(1)
		NBT Bank since December 2006; Capital Region President since	764	(1)	(b)
		August 2005; Manager New York State Government Banking	10,000	(4)
		at M&T Bank, January 2004 to August 2005; President of the	14,770			*
		Capital District, Commercial Banking at M&T Bank, January
		2001 to December 2003

Ronald M. Bentley	53	Former President of Retail Banking of NBT Bank, August 2005	-0-
		to July 2006; Executive Vice President, Sales and Administration
		NBT Bank, November 2001 to August 2005

As of December 31, 2006, all directors and executive officers listed above as a group beneficially owned 2,389,532 or 6.97% of total shares outstanding as of December 31, 2006, including shares owned by spouses, certain relatives and trusts, as to which beneficial ownership may be disclaimed, and options exercisable within sixty days of December 31, 2006. Based on currently available Schedules 13D and 13G filed with the SEC, we do not know of any person who is the beneficial owner of more than 5% of our common stock.

NOTES:
(a)
The information under this caption regarding ownership of securities is based upon statements by the individual nominees, directors, and officers and includes shares held in the names of spouses, certain relatives and trusts as to which beneficial ownership may be disclaimed. These indirectly held shares total 73,649 for the spouses, minor children and trusts.

(b)	In the case of officers and officers who are directors, shares of our stock held in NBT Bancorp Inc. 401(k) and Employee Stock Ownership Plan as of December 31, 2006 totaling 48,629 are included.
(c)	Martin A. Dietrich has power of attorney for his mother, who owns 6,000 shares.
(d)	Preferred Mutual Insurance Company, of which Robert A. Wadsworth serves as Chairman and CEO, owns 164,041 shares.
(e)
Does not include 5,000 shares owned by The Adelbert L. Button Charitable Foundation, for which Mr. Mitchell serves as a trustee, but in which all investment and disposition discretion over the shares has been granted to NBT Bank, N.A., as trustee.

(f)
New York Central Mutual Fire Insurance Co., of which Van Ness D. Robinson serves as Chairman and Secretary, owns 813,471 shares. (g) Includes shares pledged as security for an obligation, such as pursuant to a loan arrangement or agreement or margin account agreement for the following directors: Daryl R. Forsythe 75,000 shares; John C. Mitchell 20,145 shares; Joseph G. Nasser 2,800 shares; and Joseph A. Santangelo 7,544 shares.

(1)	Sole voting and investment authority.
(2)	Shared voting and investment authority.
(3)	Shares under option from the NBT 2001 Non-Employee Director, Divisional Director and Subsidiary Director Stock Option Plan, which are exercisable within sixty days of December 31, 2006.
(4)	Shares under option from the NBT 1993 Stock Option Plan, which are exercisable within sixty days of December 31, 2006.
(*)	Less than 1%.

The Board of Directors unanimously recommends that shareholders vote “FOR” the election of all of its director nominees.

8	NBT BANCORP PROXY STATEMENT

CORPORATE GOVERNANCE

This section provides information about the composition and functions of the Company’s Board of Directors and its Committees.

Director Independence

Based on a review of the responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships and on individual discussions with directors, the full Board has determined that all directors, excluding Mr. Forsythe and Mr. Dietrich, meet the standards of independence set forth by the NASDAQ Stock Market. In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and the Company and its subsidiaries, including those reported under “Compensation Committee Interlocks and Insider Participation” and “Certain Relationships and Related Party Transactions” below. Mr. Forsythe is not independent because he was an executive officer of the Company within the past three years. Mr. Dietrich is not independent because he is the President and Chief Executive Officer of the Company.

The independent members of the Board meet on a quarterly basis in an executive session where non-independent directors and management are excused. John Mitchell, who serves as chairman of the Nominating and Corporate Governance Committee, currently chairs these executive sessions.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all employees, as well as each member of the Company’s Board of Directors. The Code of Business Conduct and Ethics is available at the Company’s website at www.nbtbancorp.com/corporategov.html.

Board Policy Regarding Communications with the Board

The Board of Directors maintains a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors should send any communication to Corporate Secretary, NBT Bancorp Inc., 52 South Broad Street, Norwich, New York 13815. Any such communication must state the name of and the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate. At each board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available on request.

Director Attendance at Board Meetings and Annual Meetings

During fiscal 2006, the Board held six meetings. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the director served during the period that the individual served. In addition, directors are expected to attend our annual shareholder meetings. All directors, with the exception of directors Janet Ingraham and Peter Gregory, were in attendance at the 2006 Annual Meeting and we expect that all directors will be present at the 2007 Annual Meeting.

Committees of the Board of Directors

Our Board has a number of standing committees, including a Nominating and Corporate Governance Committee, Risk Management Committee and Compensation and Benefits Committee. The Board has determined that all of the directors who serve on these Committees are independent for purposes of NASDAQ Rule 4200 and that the members of the Risk Management Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”). A description of each of these committees follows:

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are John C. Mitchell (Chair), Richard Chojnowski, Dr. Peter B. Gregory, Paul D. Horger, Michael H. Hutcherson, Janet H. Ingraham and Van Ness D. Robinson. The Committee is responsible for determining the qualification of and nominating persons for election to the Board of Directors, including (if applicable) shareholder nominations that comply with the notice procedures set forth by SEC rules and the Company’s Bylaws. The Committee also formulates our corporate governance guidelines and functions to insure a successful evolution of management at the senior level. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on the NBT Bancorp website at www.nbtbancorp.com/corporategov.html. This Committee met two times in 2006.

The Board of Directors believes that it should be comprised of directors who possess the highest personal and professional ethics, integrity, and values, and who shall have demonstrated exceptional ability and judgment and who shall be most effective in representing the long term interests of the shareholders.

NBT BANCORP PROXY STATEMENT	9

When considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee takes into account the candidate’s qualifications, experience and independence from management. In addition, in accordance with the Company’s Bylaws:

•
Every director must be a citizen of the United States and have resided in the State of New York, or within two hundred miles of the principal office of the company, for at least one year immediately preceding the election;

•	Each director must own $1,000 aggregate book value of the Company’s common stock; and

•	No person shall be eligible for election or re-election as a director if they shall have attained the age of 70 years.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. The Committee also has the authority to retain any search firm to assist in the identification of director candidates. The Committee will review the qualifications and experience of each candidate. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.

The Company’s Bylaws also permit shareholders eligible to vote at the annual meeting to nominate director candidates, but only if such nominations are made pursuant to timely notice in writing to the President of NBT. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of NBT within ten days following the day on which public disclosure of the date of any annual meeting called for the election of directors is first given. The Nominating and Corporate Governance Committee will consider candidates for director suggested by shareholders applying the criteria for candidates described above and considering the additional information required by Article III, Section 3 of the Company’s Bylaws, which must be set forth in a shareholder’s notice of nomination. Article III, Section 3 of the Company’s Bylaws requires that the notice include: (a) as to each person whom the shareholder proposes to nominate for election as a director, (i) the name and address of such person and (ii) the principal occupation or employment of such person; and (b) as to the shareholder giving notice (i) the name and address of such shareholder, (ii) the number of shares of the Company that will be voted for the proposed nominee by such shareholder (including shares to be voted by proxy) and (iii) the number of shares of the Company which are beneficially owned by such shareholder.

Risk Management Committee

The Risk Management Committee, our audit committee, represents our Board in fulfilling its statutory and fiduciary responsibilities for independent audits of NBT’s consolidated financial statements, including monitoring accounting and financial reporting practices and financial information distributed to shareholders and the general public. The Committee members are identified in the Risk Management Committee Report on page 31. Directors on our Risk Management (audit) Committee meet the expanded independence requirements of audit committee members. In addition, our board of directors has determined that Ms. Civil is an “audit committee financial expert” as that term is defined in NASDAQ Marketplace Rule 4350(d)(2)(A) and the rules of the SEC.

This Committee met four times in 2006. Responsibilities and duties of this Committee are discussed more fully in the Risk Management Committee Report on page 31 and in the Committee’s charter, which is available on the Company’s website at www.nbtbancorp.com/corporategov.html.

Compensation and Benefits Committee

Directors William L. Owens (Chair), Patricia T. Civil, William C. Gumble, Michael M. Murphy, Joseph G. Nasser, Michael H. Hutcherson and Joseph A. Santangelo constitute the Company’s Compensation and Benefits Committee. All of the Committee members are independent directors, as determined by the Board, and as such term is defined in the NASDAQ Marketplace Rules as they apply to the Company.

The Committee is responsible for the development, oversight and administration of the Company’s executive compensation program. The Committee regularly reviews our compensation practices and policies and recommends to the Board of Directors the compensation and benefits for the named executive officers. In making compensation recommendations for the named executive officers to the Board of Directors, the Committee relies substantially on the recommendations of the CEO and, in the case of the CEO’s compensation, upon the recommendation of the Chairman of the Board. The Committee also administers our pension plan, 401(k)/ESOP, the directors’ and officers’ stock option plans, as well as the restricted, deferred and performance share stock plans. Pursuant to the terms of the Company’s 2006 Non-Executive Restricted Stock Plan, the Committee may delegate its authority to grant awards under such plan to a member of the Board and the Committee has granted such authority, within certain defined limits, to Mr. Dietrich. A charter that reflects these responsibilities, which the Committee and the Board periodically review and revise, governs the Committee. A copy of the charter appears on the Company’s website at www.nbtbancorp.com/corporategov.html. The Committee met twice in 2006.

The Compensation and Benefits Committee works closely with the Company’s CEO and Executive Vice President of Human Resources to implement our compensation program.

10	NBT BANCORP PROXY STATEMENT

In addition, the Committee works in executive sessions without Company management present. As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, in 2006, the Committee retained Mercer Human Resources Consulting (“Mercer”) to conduct an annual review of its executive compensation program, provide information on executive compensation trends and practices and to analyze executive compensation levels in light of industry trends. The Committee reviews information provided by Mercer to determine the appropriate level and mix of short and long-term incentive compensation and cash and equity-based compensation.

Section 16(a) Benefi cial Ownership Reporting Compliance

Our directors and executive officers must, under Section 16(a) of the Exchange Act, file certain reports of their initial ownership of our common stock and of changes in beneficial ownership of our securities. Based solely on a review of reports submitted to NBT, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2006 all Section 16(a) filing requirements applicable to NBT’s officers and directors were complied with on a timely basis; except for one dividend reinvestment transaction that was inadvertently omitted from Ms. Civil’s December 31, 2005 Form 5 filing, which was filed timely.

Director Compensation

In 2006, the Company’s non-employee directors received fees according to the following schedule:

Annual Retainer:
Cash (Chairman of the Board) - $0
Cash (Director) - $5,000
Restricted Stock (Chairman of the Board) - $50,000
Restricted Stock (Director) - $10,000
Deferred Stock (Chairman of the Board) - 600 Shares
Deferred Stock (Director) - 400 Shares

Board Meetings:	Chairman of the Board - $1,000 per meeting Director - $900 per meeting

Telephonic Board Meetings:	Chairman of the Board - $1,000 per meeting Director - $900 per meeting

Committee Meetings:
Committee Member - $600 per meeting
Committee Chairperson - $900 per meeting
Chairman of the Board - $1,000 per meeting (except for any Compensation and Benefits Committee, Risk Management Committee and Nominating and Corporate Governance Committee meetings attended, for which the Chairman of the Board receives no compensation)

Common Stock Options:
Chairman - 5,000 shares (i) multiplied by the number of board meetings attended during the year and (ii) divided by the number of meetings held during the year
Member - 1,000 shares (i) multiplied by the number of board meetings attended during the year and (ii) divided by the number of meetings held during the year

In addition to the fees set forth above, committee members receive an additional $900 per meeting for meetings held at the request of management for the purpose of discussing board related matters.

Mr. Forsythe serves as the Company’s Chairman under an agreement that was entered into in 2003, when he was also serving as the Company’s President and CEO. Pursuant to this agreement, commencing January 1, 2006 and continuing as long as Mr. Forsythe is a member of the Board of Directors, he will serve as Chairman of the Company. In addition to the fees set forth above, pursuant to his agreement, Mr. Forsythe is also entitled to be reimbursed for dues and assessments (including initiation fees) incurred in relation to his country club membership. Mr. Forsythe has also agreed that for one year after the termination of his agreement, he will not directly or indirectly compete with the Company or the Bank. Under the agreement, during the term of his tenure with the Company, Mr. Forsythe may not disclose confidential information about the Company or its subsidiaries to any other person or entity.

NBT BANCORP PROXY STATEMENT	11

The following table provides information about the compensation paid to the Company’s directors in 2006.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($) (1) (3)	Stock Option Awards ($) (2) (4)	Change in Pension Value and Nonqualifi ed Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
(a)	(b)	(c)	(d)	(f)	(g)	(h)
Daryl R. Forsythe	$30,600	$63,053	$28,016		$22,661	$144,330
Richard Chojnowski	$24,400	$22,707	$8,405		$4,905	$60,417
Patricia T. Civil	$26,500	$22,707	$8,405	$6,197	$2,272	$66,081
Dr. Peter B. Gregory	$25,300	$22,707	$8,405		$4,916	$61,328
William C. Gumble (7)	$23,200	$22,707	$8,405		$4,709	$59,021
Paul D. Horger	$25,000	$22,707	$8,405	$19,741	$1,987	$77,840
Michael H. Hutcherson	$19,600	$22,707	$7,704		$1,987	$51,998
Janet H. Ingraham	$24,100	$22,707	$8,405	$1,886	$1,987	$59,085
John C. Mitchell	$23,200	$22,707	$9,105		$1,987	$56,999
Michael M. Murphy	$25,600	$22,707	$8,405		$1,987	$58,699
Joseph G. Nasser	$25,300	$22,707	$7,284		$1,987	$57,278
William L. Owens	$26,200	$22,707	$8,405		$5,162	$62,474
Van Ness D. Robinson	$22,000	$22,707	$8,405		$1,987	$55,099
Joseph A. Santangelo	$26,200	$22,707	$8,405		$2,244	$59,556
Robert A. Wadsworth	$10,633	$21,693	$7,071	$406	$419	$40,222

NOTES:
(1)
As of December 31, 2006, each director held the following number of unvested restricted shares: Daryl R. Forsythe, 2,899; Richard Chojnowski, 2,764; Patricia T. Civil, 2,764; Dr. Peter B. Gregory, 2,764; William C. Gumble, 2,764; Paul D. Horger, 2,764; Michael H. Hutcherson, 2,764; Janet H. Ingraham, 2,764; John C. Mitchell, 2,764; Michael M. Murphy, 2,764; Joseph G. Nasser, 2,764; William L. Owens, 2,764; Van Ness D. Robinson, 2,764; Joseph A. Santangelo, 2,764; and Robert A. Wadsworth, 952.

(2)
As of December 31, 2006, each director held the following number of unvested and/or unexercised option awards: Daryl R. Forsythe, 95,772; Richard Chojnowski, 9,630; Patricia T. Civil, 6,130; Dr. Peter B. Gregory, 9,568; William C. Gumble, 9,588; Paul D. Horger, 7,630; Michael H. Hutcherson, 5,901; Janet H. Ingraham, 7,588; John C. Mitchell, 8,567; Michael M. Murphy, 7,630; Joseph G. Nasser, 6,668; William L. Owens, 6,787; Van Ness D. Robinson, 8,130; Joseph A. Santangelo, 8,380; and Robert A. Wadsworth, 1,210.

(3)
All director restricted stock awards for fiscal year ending December 31, 2006, with the exception of Mr. Wadsworth, were issued as of May 1, 2006 and the per share fair market value was $21.75. Mr. Wadsworth received awards on the following dates: January 1, 2006, May 1, 2006 and November 10, 2006 with per share fair market values of $21.74, $21.75 and $24.18, respectively.

(4)
All director stock option awards for fiscal year ending December 31, 2006, with the exception of Mr. Wadsworth, were issued as of May 1, 2006 and the per share fair market value was $5.60. Mr. Wadsworth received awards on the following dates: January 1, 2006, May 1, 2006 and November 10, 2006 with per share fair market values of $5.16, $5.60 and $6.37, respectively.

(5)	Figures in the change in pension value and nonqualified deferred compensation earnings represent earnings for fiscal year ending December 31, 2006 on deferred directors’ fees.

(6)
All other compensation includes: cash dividends received on restricted stock and deferred stock granted pursuant to the Non-Employee Directors’ Restricted and Deferred Stock Plan for all directors totaling $27,932; health and/or dental/vision insurance offered through the Company for seven Directors, the Company’s associated premium costs totaled $17,961; an annual cash payment of $207 to Dr. Peter B. Gregory in lieu of a life insurance premium that was paid from an acquired financial institution; $13,086 for annual premiums paid to provide Long-Term Care Insurance for the benefit of Mr. Forsythe and his spouse; and $2,010 for the dollar value of split dollar life insurance premiums paid during the 2006 fiscal year on behalf of Mr. Forsythe.

(7)
During 2006 Mr. Gumble also received two cash payments of $10,000 and $15,000 made pursuant to the L.A. Bank, N.A. Executive and the L.A. Bank, N.A. Director Defined Benefit Plans, respectively. These payments are not included in the Director Compensation table.

12	NBT BANCORP PROXY STATEMENT

NBT BANCORP BOARD OF DIRECTORS

NBT BANCORP PROXY STATEMENT	13

COMPENSATION DISCUSSION AND ANALYSIS

This section provides a discussion and an analysis of our executive compensation philosophy, guidelines and programs. For a full understanding of the information presented, you should read and consider the following narrative discussion, together with the information in the tables below and the narratives and footnotes that accompany the tables, as well as the Compensation and Benefits Committee Report included in this Proxy Statement. In this discussion, we refer to the Company’s Chief Executive Officer, or CEO, its Chief Financial Officer, or CFO, and the other individuals included in the Summary Compensation Table on page 21 as the Company’s “named executive officers.” Except where indicated otherwise, the named executive officers include Mr. Bentley, who resigned in July, 2006.

Guiding Principles and Policies

The primary objectives of the Company’s executive compensation program are:

•	To attract and retain talented senior executives.

•	To motivate senior executives by rewarding them for outstanding corporate and individual performance.

The following fundamental principles underlie the Company’s executive compensation program:
•	Executive compensation should be closely aligned with both short-term and long-term shareholder interests.

•	Executive compensation should appropriately reflect performance related to the achievement of corporate and individual goals.

•	Executives should be required to build and maintain signifi cant equity investments in the Company.

•	Executive compensation should be determined by a Committee composed entirely of independent directors having sufficient resources to do its job, including access to independent, qualified experts.

Setting Executive Compensation

Role of the Compensation and Benefits Committee

The Board of Directors has delegated to the Company’s Compensation and Benefits Committee responsibility for the development, oversight and administration of all components of the Company’s compensation program. The Committee regularly reviews compensation practices and policies and evaluates the named executive officers’ individual and collective performance. The Committee makes all compensation recommendations to the Board of Directors for the named executive officers, and in doing so, relies substantially on the recommendations of the CEO and, in the case of the CEO’s compensation, upon the recommendation of the Chairman of the Board. The CEO’s compensation reflects the Committee’s evaluation of his performance measured against the following criteria: (i) implementation of the Company’s short and long-term strategies; (ii) financial and operating performance; (iii) management development; (iv) customer service; and (v) leadership in positioning the Company to meet the significant operational and regulatory challenges of the evolving financial services industry. The Committee may use its discretion to deviate from or modify compensation policies and recommendations, but does so rarely, and typically, only in unusual circumstances. Additional information regarding the Committee’s structure and decisions in fiscal 2006 are discussed below and under the heading “Compensation and Benefits Committee” on page 10.

Role of Executive Officers and Chairman of the Board

The CEO reviews the performance of each of the other named executive officers. The Chairman of the Board reviews the CEO’s performance. The conclusions and compensation recommendations derived from these reviews are presented to the Committee for consideration and action.

Role of Compensation Consultants

The Committee has engaged Mercer Human Resources Consulting, or Mercer, a global human resources consulting firm, to conduct an annual review of its executive compensation program. Mercer provides the Committee with relevant market data and alternatives to consider in its executive compensation decision-making. The Committee reviews information provided by Mercer to determine the appropriate level and mix of short and long-term incentive compensation and cash and equity-based compensation.

Benchmarking with Peer Companies

The Company collects, analyzes and uses compensation data from other companies in making compensation decisions. The comparative data is derived from a peer group comprised of community-based banking organizations, primarily in the Northeast, with asset size and markets similar to the Company’s, and against which the Committee believes that the Company competes for executive talent. The peer group, which the Committee periodically reviews, currently consists of the following companies: Chittenden Corp, Northwest Bancorp, Community Bank System, Partners Trust Financial Group, Financial Institutions, S&T Bancorp, First Commonwealth Financial, Sterling Financial, First Niagara Financial Group, Susquehanna Bancshares, Harleysville National, TrustCo Bank (NY), National Penn Bancshares, and USB Holding.

The Committee generally sets total compensation (base salary, annual incentive and long-term incentive opportunity) for the named executive officers at median market levels within this peer group. In some situations, the Committee may vary from this practice, based upon factors such as market competition, the urgency of the Company’s need to fill a position, and a candidate’s skill, experience, expertise and performance history.

14	NBT BANCORP PROXY STATEMENT

Timing of Compensation

The Committee generally determines the compensation for the named executive offi cers at its December meeting preceding the commencement of the fiscal year in which the compensation will be paid or earned.

Components of Executive Compensation

The Company’s executive compensation program consists of base salary, short-term incentives and long-term equity based incentives together with benefit plans, perquisites and personal benefits, and for certain of the named executive officers, post-termination pay. In 2006, base salary, cash incentive pay and long-term equity based compensation comprised 79%, 86%, 85%, 91%, and 84%, respectively of the named executive officers’ aggregate compensation. The Company believes that this compensation mix accurately reflects the principles and objectives described in this Compensation Discussion and Analysis. (The above percentages reflect Messrs. Dietrich, Chewens, Raven, Levy and Bentley, respectively.)

The table below depicts the components of the Company’s executive compensation program and identifies the tables that provide detailed information about each component.

Executive Compensation Overview Table

Compensation Component	Description	Purpose	Detailed Information
Base Salary	Pay for skill and experience.	• Required for market competitiveness.	Summary Compensation Table
Executive Incentive Compensation Program	Annual rewards for achievement of superior performance with respect to critical annual business goals.	• Market competitive practice. • Focuses named executive officers on annual goals that link them to Company performance.	Summary Compensation Table Grants of Plan-Based Awards Table
Performance Share Plan	Long-term compensation linked to Company stock price performance.
• Equity grants provide a competitive long-term incentive to employees in direct alignment with shareholder interests.
• The use of performance- accelerated restricted stock not only aligns executives with shareholders, but also serves as an effective retention device.
Summary Compensation Table Grants of Plan-Based Awards Table Outstanding Equity Awards at Fiscal Year-End Table Option Exercises and Stock Vested Table
Stock Options	Long-term compensation linked to Company stock price performance.	• Link award to stock appreciation, limiting compensation to only the increase in share value.	Summary Compensation Table Grants of Plan-Based Awards Table Outstanding Equity Awards at Fiscal Year- End Table Option Exercises and Stock Vested Table
Retirement Benefits
Named executive officers participate in a defined benefit pension plan, a 401 (k)/ ESOP tax qualified defined contribution plan and, for some named executive officers, Supplemental Executive Retirement Plan, or SERP, which is a non- tax qualified retirement plan.
		• Defined benefit pension plan and 401(k)/ESOP are part of the Company' s broad-based employee pay program. • Market competitive practice.	Pension Benefits Table Summary Compensation Table Nonqualified Deferred Compensation Table
Perquisites and Other Personal Benefits	Benefits include automobiles, life and disability insurance, relocation expenses and other perquisites. Eligibility for each perquisite varies.	• These benefits are designed to encourage continuity in executive leadership and remain market competitive.	Summary Compensation Table
Termination & Severance Pay	Named executive officers have employment agreements providing post-termination compensation. Named executive officers also have Change-in-Control (CIC) agreements.
• Market competitive practice.
• Employment agreements assist in attracting the executives to the positions and retaining them.
• CIC arrangements provide continuity of management in the event of an actual or threatened change-in-control of the Company.
Potential Payments Upon Termination or Change in Control Table

NBT BANCORP PROXY STATEMENT	15

Base Salary

The Committee reviews executive base salaries annually. Base salary is intended to recognize the value of the executive’s position and to be market competitive. All current named executive officers serve pursuant to employment agreements that provide for a minimum base salary that may not be reduced without their consent. In establishing the fiscal 2006 salary for each executive, the Committee considered:

•	the officer’s responsibilities, qualifications and experience;

•	the officer’s overall financial and operational achievements, as well as the performance of the business or function for which the individual is responsible;

•	the officer’s role in leading or helping implement our short-term and long-term strategies; and

•	the market for individuals with the relevant skills, experience and expertise. For 2006, the base salaries for the named executive officers were determined by the Committee are as set forth below.

For 2006, the base salaries for the named executive officers were determined by the Committee are as set forth below.

•	We increased Mr. Dietrich’s base salary from $350,000 to $450,000, in recognition of his promotion to CEO of the Company and the attendant additional responsibilities.

•	We increased Mr. Chewens’s base salary from $271,600 to $325,000, to keep his compensation competitive with other financial services providers in our market.

•
We increased Mr. Raven’s base salary from $275,000 to $305,000 when he assumed the added responsibilities associated with the position of President of Retail Banking, following Mr. Bentley’s resignation.

•	We increased Mr. Bentley’s base salary from $180,000 to $210,000 in connection with his promotion to President of Retail Banking. Mr. Bentley held this position until his resignation.

•	We increased Mr. Levy’s base salary from $175,000 to $198,600 in connection with his promotion to Executive Vice President, President of Commercial Banking.

Variable Compensation

In addition to base salaries in fixed amounts, the Company provides cash and equity based incentive compensation. These forms of compensation, which will vary in amount depending on the factors discussed below, are designed to promote superior performance and achievement of corporate goals, encourage the growth of shareholder value, and allow key employees to participate in the long-term growth and profitability of the Company.

Executive Incentive Compensation Plan

The Executive Incentive Compensation Plan or EICP, directly ties compensation to specific company financial goals, as well as individual performance objectives. The awards under the plan are determined through a combination of achievement of individual performance goals and the attainment of corporate earnings goals with respective weighting determined by each executive’s position. At the beginning of each year, the Committee decides whether an EICP should be established, and if it is, approves the group of employees eligible to participate for that year and the corporate earnings goal levels that will determine year end payout.

16	NBT BANCORP PROXY STATEMENT

At the beginning of the year, the Committee establishes a baseline earnings threshold, a maximum earnings threshold and interim earnings levels between baseline and maximum for the EICP. If the baseline threshold is not achieved, awards are not made under the Plan (irrespective of the named executive officer’s individual performance). If the Company’s actual earnings are equal to or greater than the baseline threshold, the named executive officers are eligible for awards to be determined in accordance with the respective level of earnings.

In addition to corporate earnings goals the Committee may establish individual performance objectives as a component of the overall payout for each of the named executive officers and the CEO generally provides input for these performance objectives for the other named executive officers. Each named executive officer may have several individual performance objectives that are tied to both the executive’s respective corporate responsibilities and the Company’s overall strategic plan. Objectives more critical to the business are given more significant weight than other objectives. Each individual performance objective is evaluated at year end in terms of accomplishment and the total result of all objectives plus the respective achieved corporate earnings percentage are combined and multiplied times base salary to derive the total payout.

The following table depicts the corporate component and total individual performance objectives component weightings for the named executive officers for fiscal year 2006.

Executive Level	Named Executive Officer	Corporate Component	Subsidiary-1 Retail Banking	Subsidiary-2 Retail Financial Services	Individual Component	Total
Level A	Mr. Dietrich	100%	0%	0%	0%	100%
Level B-l	Mr. Chewens	80%	0%	0%	20%	100%
Level B-2	Mr. Raven	50%	40%	10%	0%	100%
Level C	Mr. Levy	50%	0%	0%	50%	100%
Level C	Mr. Bentley	50%	0%	0%	50%	100%

The following table depicts the range of potential payouts to the named executive officers under the EICP as a percentage of base salary, based upon achievement of individual performance objectives and attainment of corporate earnings goals identified in the table above. These percentages are determined based on market competitiveness and comparison of the individual named executive officers’ roles and responsibilities.

EICP Payout Level	Exec. Level A Potential Payouts	Exec. Level B-1 & B-2 Potential Payouts (% Achieved = 100%)	Exec. Level C Potential Payouts (% Achieved = 100%)
EPS Level 1 (Baseline)	50%	47%	31%
EPS Level 2	55%	51.5%	34.5%
EPS Level 3	60%	56%	38%
EPS Level 4	70%	66%	44%
EPS Level 5 (Maximum)	80%	75%	50%

If the Company’s actual earnings are equal to or greater than the baseline threshold, the named executive officers are eligible for awards to be determined in accordance with the following formula: [Assigned Percentage Achieved (based upon corporate component and, if applicable, achievement of individual performance objectives)] x [base salary]. The awards determined in accordance with the formula are increased by a factor of up to five times based upon attainment of actual earnings between the threshold and maximum set by the Committee. For example, if the Company achieved an EPS Level 2 and the named executive officer was at an Executive Level B-1, the maximum payout would be 51.5% of base salary.

Awards made to the named executive officers under the EICP in January 2007 for performance in 2006 are reflected in column (f) of the Summary Compensation Table on page 21.

Messrs. Dietrich, Chewens, Raven and Levy received awards under the EICP. The awards were based upon the Company having attained its earnings per share goal and the individual officers having achieved their individual goals, as provided in the EICP. The table below shows the amount of the awards and their percentage of base salary for each officer.

Named Executive Officer	Amount of EICP Award	EICP Award as a Percentage of Base Salary
Mr. Dietrich	$247,500	55%
Mr. Chewens	$167,375	51.5%
Mr. Raven	$157,075	51.5%
Mr. Levy	$65,101	34.5%

NBT BANCORP PROXY STATEMENT	17

Performance Share Plan

The Performance Share Plan is a long-term, equity based incentive plan that links executive compensation to the Company’s profitability and increased share value. The Committee establishes guidelines for awards under this restricted stock plan, and in setting the guidelines, it considers a number of factors, including an individual’s organizational position, historical performance, prior awards, current performance and potential future contribution to the Company. The Committee determines the performance period over which the achievement of applicable performance goals will be measured, the executives who will participate during the period, the amount of performance shares that may be awarded, and the vesting period for each grant. Each performance share is the value equivalent of one share of the Company’s common stock. The narrative following the Grants of Plan-Based Awards Table on page 22 contains a detailed description of the Performance Share Plan.

Stock Option Plan

The Company’s Stock Option Plan also ties executive compensation to the Company’s long-term financial success. The Stock Option Plan is designed to provide an incentive to executive officers to maximize shareholder value and increase their equity ownership and personal stake in the Company.

Stock option awards are determined based on market data, vary among participants based on their positions within the Company, and are granted at the Committee’s regularly scheduled January meeting. The Committee does not consider the number of options outstanding and held by current executives in determining current year option awards. Options are awarded with an exercise price equal to the fair market value on the NASDAQ Stock Market on the date of the grant. Options granted by the Committee vest at a rate of 40% after one year, and in equal increments over the next three years. Options are forfeited if the holder does not exercise them within ten years of the grant date. The narrative following the Grants of Plan-Based Awards Table on page 22 contains a detailed description of the Stock Option Plan.

Equity-Based Incentive Compensation

As shown in the table below, Messrs. Dietrich, Chewens, Raven and Levy received the following awards under the Stock Option Plan and the Performance Share Plan. In granting these awards, the Committee considered peer group and market data, as well as individual performance contributing to the Company’s success.

Named Executive Officer	Option Awards	Performance Share Awards
Mr. Dietrich	30,000	5,500
Mr. Chewens	22,000	3,850
Mr. Raven	20,000	3,850
Mr. Levy	5,000	550

Retirement Plans

Defined Benefit Pension Plan

Our named executive officers participate in the NBT Bancorp Inc. Defined Benefit Pension Plan, which is a noncontributory, tax-qualified defined benefit pension plan. The plan is available to all Company employees who have attained age 21 and have completed one year of service, as defined in the plan. The plan provides for 100% vesting after five years of qualified service. The plan has a cash balance feature, in which all of the named executive officers participate. The footnotes to the Pension Benefits Table on page 25, including the narrative discussion that follows such table, contain a detailed description of the defined benefit/cash balance pension plan, including a description of the eligibility, crediting, vesting, mortality and other terms and assumptions used for the calculation of plan benefits.

Supplemental Retirement Benefits

Messrs. Dietrich, Chewens and Raven each participate in a supplementary executive retirement plan, or SERP, which provide the executive with supplemental retirement benefits. The SERPs are embodied in agreements between the Company and the executives, and are principally designed to restore benefits that would have been paid to the executive officer if certain federal tax limitations were not in effect, as well as to attract and retain qualified and experienced executive officers. The narrative that follows the Nonqualified Deferred Compensation Table on page 26 contains a detailed description of the SERPs.

401(k) & Employee Stock Ownership Plan (ESOP)

The 401(k) & ESOP is a tax-qualified defined contribution retirement savings plan available to all Company employees who have attained age 21 and are either scheduled to complete one year of service or have completed one year of service, as defined by the plan. Plan participants may contribute up to the limit prescribed by the Internal Revenue Service on a before tax basis. The Company matches 100% of the first 3% of pay contributed to the plan. Additionally, the Company can make discretionary contributions to the plan based on its financial performance. All Company contributions to this retirement plan are made in the form of Company stock, and vest at the rate of 20% per year with full vesting following five years of benefit service. The named executive officers participate in this plan. Column (h) in the Summary Compensation Table on page 21 includes the dollar value of the stock contributed by the Company under the 401(k) & ESOP plan to each of the named executive officers.

18	NBT BANCORP PROXY STATEMENT

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. These benefits may include the use of Company owned cars, policies of disability, life, split dollar insurance and relocation expenses. Each of the named executive officers have term life insurance policies equal to two times their base salary, up to a maximum of $500,000, with a benefit payable by the insurance company to a beneficiary selected by the named executive officer upon his death. The Company pays the premiums on each policy. Each of the named executive officers (except for Mr. Levy) have use of a company-owned automobile. Any personal mileage incurred by the executive is taxed as additional compensation in accordance with IRS regulations. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. The dollar amount of these benefits is reflected in column (h) in the Summary Compensation Table on page 21. The aggregate amounts of perquisites and other personal benefits paid to each of the named executive were determined to be less than the established reporting thresholds for detailed disclosure.

Agreements with Executive Officers

Employment Agreements

We currently have employment agreements with Messrs. Dietrich, Chewens, Raven and Levy and we had one with Mr. Bentley until his resignation. These agreements will terminate upon the earlier to occur of the executive’s death, disability, discharge, resignation, or a date specified in the agreements. This date is currently January 1, 2010 for Mr. Dietrich, January 1, 2009 for Messrs. Chewens and Raven and January 1, 2008 for Mr. Levy, and was January 1, 2007 for Mr. Bentley. The agreements for Messrs. Dietrich, Chewens and Raven also provide for automatic one-year extensions occurring annually on each January 1 and Mr. Levy’s agreement provides for an automatic one-year extension occurring annually on each December 31.

Upon termination of his respective agreement, Messrs. Dietrich, Chewens, Raven and Levy are each entitled to receive accrued and unpaid salary, accrued rights under our employee plans and arrangements, unpaid expense reimbursements, and the cash equivalent of accrued annual vacation and sick leave. If the executive’s employment is terminated by us other than for “cause” (as defined in the agreements), or by the executive for “good reason” (as defined in the agreements) the executive will continue to receive his base salary in a manner consistent with our normal payroll practices for a certain period. For Mr. Dietrich, these payments would be made until the latest of January 1, 2010 or three years after termination of employment. For Messrs. Chewens and Raven, the payments would continue until the later of the date on which the current employment term expires or two years after termination of employment, and for Mr. Levy, the payments would continue for a period of one year following the termination date, and for Mr. Bentley the payments would have continued for a period of one year after termination of employment. Messrs. Dietrich, Chewens and Raven will also receive a relocation payment if the executive relocates within 18 months after termination of employment from the Norwich, Binghamton or Scranton area, respectively. Each executive has also agreed that for one year after the termination of his agreement, he will not directly or indirectly compete with the Company or the Bank. Under the agreements, during the term of their employment, the executives may not disclose confidential information about the Company or its subsidiaries to any other person or entity. If any of the executives are terminated due to a change of control covered by his change in control agreement (discussed later), his severance payments will be determined under that agreement.

Change in Control Agreements

We currently have change in control agreements with each of Messrs. Dietrich, Chewens, Raven, and Levy, and we had one with Mr. Bentley. The agreements provide in general that, if within 24 months from the date of a change in control of the Company or the Bank, as defined in the agreements, their employment is terminated without cause or by the executive with good reason, or if within 12 months of such change in control, the executive resigns, irrespective of the existence of good reason, then: (i) Mr. Bentley would have been entitled to receive 2.99 times his base salary for the calendar year in which the change in control occurs; (ii) Mr. Levy will be entitled to receive two times his base salary for the calendar year in which the change in control occurs; and (iii) Messrs. Dietrich, Chewens and Raven, will be entitled to receive 2.99 times the greater of (x) the sum of his annualized salary for the calendar year in which the change in control occurs, the maximum target bonus that could have been paid to him for such year if all applicable targets and objectives had been achieved, or if no formal bonus program is in effect, the largest bonus amount paid to him during any of the three preceding calendar years, his income from the exercise of nonqualified stock options during such year and other annualized amounts that constitute taxable income for such year, without consideration for salary reduction amounts that are excludible from taxable income, or (y) his average annual compensation includible in his gross income for federal income tax purposes for the three years immediately preceding the year in which the change in control occurs, including base salary, bonus and ordinary income recognized with respect to stock options and other annualized amounts that constitute taxable income for such year, without reduction for salary reduction amounts that are excludible from taxable income.

Each executive (except for Mr. Levy) will also receive a gross-up payment to compensate for the imposition of any excise taxes under section 4999 of the Internal Revenue Code. In the case of Mr. Levy, if making the payment to Mr. Levy would trigger the federal excise tax imposed on excess parachute payments, the amounts payable to Mr. Levy will be reduced as necessary to avoid the excise tax. In addition, each executive’s benefit under any SERP shall be fully vested and his benefit thereunder will be determined as if his employmenthad continued for three additional years (or such lesser period after which the maximum benefit is attained), at an annual compensation equal to the amount determined for purposes of calculating his severance amount.

NBT BANCORP PROXY STATEMENT	19

Generally, these agreements provide that a change in control of the Company shall be deemed to have occurred if: (i) a person acquires beneficial ownership of 30% or more of the combined voting power of the Company’s voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (iii) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which voting securities would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of voting securities immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all of the assets of the Company, provided that any such consolidation, merger, sale, lease, exchange or other transfer consummated at the insistence of an appropriate banking regulatory agency shall not constitute a change in control of the Company; or (iv) the shareholders of the Company approve the Company’s liquidation or dissolution.

Detailed information about the benefits provided under the Employment Agreements and the Change in Control Agreements, including the amounts payable thereunder to the named executive officers is provided in the Potential Payments Upon Termination or Change in Control Table at page 28.

Stock Ownership Guidelines

To directly align their interests with shareholders’ interests, in 2005, the Committee established stock ownership guidelines for our named executive officers. The Committee considered individual financial means in setting each executive’s required minimum number of shares. The executives must comply with the guidelines within five years. Failure to meet the guidelines could, at the Committee’s discretion, affect future stock option awards.

Policy on Recovery of Awards

The Company does not currently have a policy with respect to the recovery of awards when the performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006 the Company began accounting for stock-based payments, including those made in its Stock Option Plan and Performance Share Plan, in accordance with the requirements of the Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised2004), “Share-Based Payment”, (“SFAS No. 123R”).

Tax Matters

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a company for compensation in excess of one million dollars paid to a company’s CEO and each of the next four most highly compensated executive officers, except that qualifying performance based compensation that meets certain specified criteria is not subject to section 162(m). While the Committee recognizes the importance of tax deductibility, it believes that it is critical to balance tax deductibility with ensuring that the Company’s programs are designed appropriately to recognize and reward executive performance. Thus, the Committee reviews tax consequences as well as other relevant considerations when making compensation decisions within the context of the overall operation of the Company’s compensation program and considers what actions should be taken, if any, to operate the compensation program in a tax-effective manner.

On October 22, 2004 the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. Under the Act, any severance payments made to a named executive officer on termination from employment pursuant to an employment or change in control agreement or nonqualified deferred compensation plan, that does not comply with the Act will be subject to a 20% excise tax by the executive. While final treasury regulations under new Code Section are still pending, the Company believes it is operating in good faith compliance with the statutory provisions which were effective January 1, 2005. The Nonqualified Deferred Compensation Table on page 26 provides detailed information about the Company’s nonqualified deferred compensation arrangements.

20	NBT BANCORP PROXY STATEMENT

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation Earnings ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (8)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Martin A. Dietrich President and CEO of NBT and NBT Bank	2006	$450,000	$142,560	$155,193	$247,500	$239,963 (5)	$27,241	$1,262,457

Michael J. Chewens Senior Executive Vice President, Chief Financial Officer and Secretary of NBT and NBT Bank	2006	$325,000	$99,792	$113,808	$167,375	$98,897 (6)	$20,431	$825,303

David E. Raven President of Retail Banking of NBT Bank, President and Chief Executive Oӽcer of Pennstar Bank Division	2006	$290,000	$99,792	$103,462	$157,075	$90,619 (7)	$24,792	$765,740

Jeffrey M. Levy Executive Vice President, President of Commercial Banking and Capital Region President of NBT Bank	2006	$176,816	$14,256	$25,866	$65,101	$2,828	$24,821	$309,688

Ronald M. Bentley President of Retail Banking of NBT Bank, August 2005 to July 2006	2006	$129,231	$0 (9)	$41,385 (10)	$0	$11,958	$20,027	$202,601

NOTES:

(1)
The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006. Assumptions used in the calculation of these amounts include the shares earned multiplied times the fair market value on the National Market System of NASDAQ on the respective performance period end date of December 31, 2006.

(2)
The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with the FAS 123R of awards pursuant to the 1993 Stock Option Plan. Assumptions used in the calculation of these amounts are included in footnote #17 to the Company’s audited financial statements for the fiscal year ended December 31, 2006.

(3)	The amounts in column (f) reflect the cash awards to the named executives under the EICP, which is discussed in further detail on page 16 under the heading of “Executive Incentive Compensation Plan.”

(4)
The amounts in column (g) reflect the actuarial increase in the present value of the named executive officer’s benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

(5)
The increase shown in column (g) consists of an increase of $38,252 in the value of Mr. Dietrich’s benefit from the Pension Plan and an increase of $201,711 in the value of Mr. Dietrich’s benefit from his Supplemental Retirement Agreement.

(6)
The increase shown in column (g) consists of an increase of $34,743 in the value of Mr. Chewens’ benefit from the Pension Plan and increase of $64,154 in the value of Mr. Chewens’ benefit from his Supplemental Retirement Agreement.

(7)
The increase shown in column (g) consists of an increase of $34,678 in the value of Mr. Raven’s benefit from the Pension Plan and an increase of $55,941 in the value of Mr. Raven’s benefit from his Supplemental Retirement Agreement.

NBT BANCORP PROXY STATEMENT	21

(8)	The amount shown in column (h) reflects the following items as applicable for each named executive officer:
a.
Matching and discretionary contributions allocated by the Company to each of the named executive officers pursuant to the 401(K) and ESOP which is more fully described on page 18 under the heading “Retirement Plans.”

b.
The value of insurance premiums paid by the Company with respect to life insurance for the benefit of the named executive officers, which is more fully described on page 18 under the heading “Perquisites and Other Personal Benefits.”

c.
The dollar value of dividends or other earnings paid on stock or option awards not included within the FAS 123R value of the award, given to each of the named executive officers pursuant to the Performance Share Plan and Stock Option Plan which is more fully described on page 23 under the heading of “Additional Detail.”

d.
The value attributable to personal use of company-provided automobiles for each of the named executive officers (except Levy), which is more fully described on page 18 under the heading of “Perquisites and Other Personal Benefits.”

e.	The value of insurance premiums paid by the Company with respect to a supplemental disability policy for the benefit of Mr. Chewens.
f.	The value of Mr. Bentley’s accrued but unused vacation and sub-holiday time that was paid to him subsequent to his termination.
g.
The entire amount of dues paid by the Company in 2006 for club memberships for Mr. Raven and Mr. Levy, even though, as a matter of Company policy, the clubs must be used primarily for business purposes and any expenses associated with personal use are the sole responsibility of the named executive.

(9)	During fiscal year ended December 31, 2006, Mr. Bentley forfeited 550 shares of unvested restricted stock acquired pursuant to the NBT Bancorp Inc. Performance Share Plan.

(10)	During fiscal year ended December 31, 2006, Mr. Bentley forfeited 15,539 stock options acquired pursuant to the NBT Bancorp Inc. 1993 Stock Option Plan.

The following table provides information about payments to the named executive officers under the Company’s cash and equity incentive plans.

Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Market Value ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Martin A. Dietrich	1/1/2006	$225,000	$225,000	$360,000	5,000	5,000	8,000			$108,700
	1/1/2006							30,000	$22.3520	$155,193

Michael J. Chewens	1/1/2006	$152,750	$152,750	$243,750	3,500	3,500	5,600			$76,090
	1/1/2006							22,000	$22.3520	$113,808

David E. Raven	1/1/2006	$143,350	$143,350	$228,750	3,500	3,500	5,600			$76,090
	1/1/2006							20,000	$22.3520	$103,462

Jeffrey M. Levy	1/1/2006	$61,566	$61,566	$99,300	500	500	800			$10,870
	1/1/2006							5,000	$22.3520	$25,866

Ronald M. Bentley	1/1/2006 (5)	$65,100	$65,100	$105,000	1,500	1,500	2,400			$32,610
	1/1/2006							8,000 (6)	$22.3520	$41,385

NOTES:
(1)
Estimated Future Payouts Under Non-Equity Incentive Plan Awards are a product of a percentage of base salary in accordance with the 2006 Executive Incentive Compensation Plan, a detailed description of which appears on page 16.

(2)
Estimated Future Payouts Under Equity Incentive Plan Awards represent performance based awards issued in accordance with the NBT Bancorp Inc. Performance Share Plan, a detailed description of which can be found in the narrative that follows this table under the heading “Additional Detail.”

(3)
2006 Stock Option awards were issued pursuant to the NBT Bancorp Inc. 1993 Stock Option Plan, a detailed description of which can be found in the narrative that follows this table under the heading “Additional Detail.”

(4)	Exercise Price of Option Awards were calculated by the Plan Administrator in accordance with the provisions of the NBT Bancorp Inc. 1993 Stock Option Plan.
(5)	During fiscal year ended December 31, 2006, Mr. Bentley forfeited his rights to participate in the January 1, 2006 Non-Equity Incentive Plan Award and Equity Incentive Plan Award.
(6)	During fiscal year ended December 31, 2006, Mr. Bentley forfeited his January 1, 2006 stock options acquired pursuant to the NBT Bancorp Inc. 1993 Stock Option Plan.

22	NBT BANCORP PROXY STATEMENT

Additional Detail

The Summary Compensation Table presents the components of compensation paid to each of the named executive officers in 2006. The compensation received by the named executive officers was a combination of cash and equity compensation and long-term and short-term compensation. The Compensation and Benefits Committee concluded that this mix reflects the compensation principles discussed in the Compensation Discussion and Analysis, as applied to each officer’s responsibilities and performance. Collectively, 2006 compensation for the named executive officers consisted of 63% cash payments and 22% equity awards, and 64% and 34% in short-term and long-term compensation respectively. Mr. Dietrich’s compensation was comprised of 55% cash payments and 24% equity awards, and 56% and 44% in short-term and long-term compensation respectively.

Stock Option Plan

We maintain the 1993 Stock Option Plan for the benefit of executives and other key Company employees. Shareholders previously approved 4,275,353 shares for issuance under the plan upon exercise of options of which 1,132,957 were available for grants at December 31, 2006. The plan, administered by the Compensation and Benefits Committee, provides for awards of non-tax qualified options to key management employees, who are defined in the plan to include employees who are responsible for the Company’s and its subsidiaries’ policies and operations, including the CEO, other executive officers, and other employees. In determining the individuals to whom awards are to be granted and the number of such awards, the Committee considers the individual’s present and potential contribution to the growth and success of the Company and such other factors as the Committee may deem proper and relevant. Options are awarded with an exercise price equal to the fair market value on the National Market System of NASDAQ on the date of the grant. The plan defines “fair market value” to mean the average between the highest and lowest quoted selling prices of the common stock on the date of grant and the five trading days preceding the grant. Options granted by the Committee vest at a rate of 40% after one year, and in 20% increments over the next three years. The plan provides for acceleration of options in the event of a change in control of the Company, as defined in the plan. Under the plan, the Committee may award to option holders a replacement, or reload option, for each share of common stock purchased upon the exercise of a previously granted option. The reload options are exercisable within two years of the date of grant. Options are forfeited if the holder does not exercise them within ten years of the grant date or within an applicable period following termination of employment.

Performance Share Plan

We maintain the Performance Share Plan for the benefit of executives and other key Company employees. Shareholders previously approved 300,000 shares for issuance under the plan, subject to adjustment as provided in the plan, of which 253,850 were available for awards at December 31, 2006. The plan authorizes the Compensation and Benefits Committee to select the employees to be granted awards, determine the size and terms of the awards to be granted to each employee, and prescribe the form of award agreement embodying the awards granted under the plan. The plan requires the Committee to base the grant of awards on the attainment by the participant of specific performance goals which must be established when the outcome of the performance goal is substantially uncertain. The individual performance goals are proprietary information, however the Committee believes that these objectives are challenging and require significant individual achievement to be met. The plan provides for the award of up to 50,000 shares of the Company’s common stock to individuals in any eligibility period, as defined in the plan, subject to restrictions on transfer, including those imposed by the federal securities laws, and such other restrictions as the Committee may impose. Recipients of restricted stock awarded under the plan are entitled to receive the cash equivalent of any dividends declared thereon and to vote the shares. Shares of common stock awarded under the plan must be distributed to participants who are then employed by the Company, two years after the end of the applicable performance period (the time span within the eligibility period within which performance goals are measured). If the participant is not then employed by the Company, the awards are forfeited. In the event of a change in control of the Company, the performance period is deemed to be terminated, which would have the effect of granting the performance award shares even if the performance goals had not been met on the termination date.

NBT BANCORP PROXY STATEMENT	23

The following table provides information about outstanding equity awards under the Company’s Stock Option Plan and Performance Share Plan.

Outstanding Equity Awards at Fiscal Year-End Table

		Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Martin A. Dietrich	0	30,000	$22.3520 (2)	1/1/2016
	0	6,470	$24.4458 (3)	8/1/2015
	8,970	13,453	$23.2708 (2)	1/20/2015
	3,840	0	$22.2050 (3)	2/11/2014
	12,787	8,524	$22.1715 (2)	1/1/2014
	19,200	4,800	$17.5380 (2)	1/1/2013
	36,200	0	$14.3492 (2)	1/28/2012
	4,346	0	$16.2270 (3)	8/3/2011
	15,540	0	$20.5952 (2)	1/26/2009
	12,642	0	$18.1632 (2)	1/27/2008
					16,000	$408,160

Michael J. Chewens	0	22,000	$22.3520 (2)	1/1/2016
	7,003	10,504	$23.2708 (2)	1/20/2015
	10,209	6,806	$22.1715 (2)	1/1/2014
	15,900	3,975	$17.5380 (2)	1/1/2013
	5,980	0	$14.3492 (2)	1/28/2012
					11,200	$285,712

David E. Raven	0	20,000	$22.3520 (2)	1/1/2016
	0	1,543	$23.1133 (3)	1/26/2015
	6,516	9,773	$23.2708 (2)	1/20/2015
	9,499	6,332	$22.1715 (2)	1/1/2014
	14,760	3,690	$17.5380 (2)	1/1/2013
	17,400	0	$16.0625 (2)	1/22/2011
	2,315	0	$19.4886 (3)	7/7/2009
	5,145	0	$20.5952 (2)	1/26/2009
					11,200	$285,712

Jeffrey M. Levy	0	5,000	$22.3520 (2)	1/1/2016
	8,000	12,000	$23.2930 (2)	10/1/2015
					1,650	$42,092

Ronald M. Bentley	0	0	0	0
					0	$0

NOTES:

(1)	The market values of these shares are based on the closing market price of the Company’s common stock on the NASDAQ Stock Market of $25.51 on December 29, 2006.
(2)	Option was issued pursuant to the NBT Bancorp Inc. 1993 Stock Option Plan and respective grant vests 40% after one year, 20% annually for following years.
(3)	Option was issued pursuant to the NBT Bancorp Inc. 1993 Stock Option Plan and respective reload grant vests 100% two years after date of its grant.

24	NBT BANCORP PROXY STATEMENT

The following table provides information about options exercised under the Stock Option Plan and shares vested under the Performance Share Plan.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
(a)	(b)	(c)	(d)	(e)
Martin A. Dietrich	0	$0	0	$0

Michael J. Chewens	44,521	$307,508	0	$0

David E. Raven	45,269	$427,704	0	$0

Jeffrey M. Levy	0	$0	0	$0

Ronald M. Bentley	12,991	$46,457	0	$0

NOTES:
(1)	The “Value Realized on Exercise” is equal to the difference between the option exercise price and the fair market value on the National Market System of NASDAQ on the date of exercise.
(2)	The “Value Realized on Vesting” is equal to the per share market value of the underlying shares on the vesting date multiplied by the number of shares acquired on vesting.

The following table includes information about the named executive officers’ benefits under the Company’s defined benefit pension plan and the individual SERPs.

Pension Benefi ts Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Martin A. Dietrich	NBT Bancorp Inc. Defined Benefit Plan	21.2500	$638,194	$0
	Dietrich SERP	6.0000	$603,866	$0

Michael J. Chewens	NBT Bancorp Inc. Defined Benefit Plan	11.0000	$406,022	$0
	Chewens SERP	6.0000	$115,617	$0

David E. Raven	NBT Bancorp Inc. Defined Benefit Plan	9.0000	$144,287	$0
	Raven SERP	3.0000	$102,143	$0

Jeffrey M. Levy	NBT Bancorp Inc. Defined Benefit Plan	1.0000	$2,828	$0

Ronald M. Bentley	NBT Bancorp Inc. Defined Benefit Plan	5.0000	$0	$51,671

NOTES:

(1)	The above amounts were computed using the following significant assumptions:
Mortality - The RP-2000 Mortality Table for males and females
Discount Rate - 5.80%
Salary Increases - 3.00% for Defined Benefit Plan Benefits, 3.75% for SERP benefits
Interest Rate Credit for determining projected cash balance account - 4.75%
Interest rate to annuitize cash balance account - 4.75%
Mortality to annuitize cash balance account - This table is currently a 50/50 blend of male and female rates from the 1994 Group Annuity Reserving Table, projected to 2002.
Assumed Retirement Age - 65 for Defined Benefit Plan Benefits, age 60 for Dietrich SERP, age 62 for Chewens SERP and Raven SERP

NBT BANCORP PROXY STATEMENT	25

Our executives participate in the NBT Bancorp Inc. Defined Benefit Pension Plan (the “Pension Plan”). This plan is a noncontributory, tax-qualified defined benefit pension plan. Eligible employees are those who have attained age 21 and have completed one year of service in which the employee worked at least 1,000 hours. The plan provides for 100% vesting after five years of qualified service. Prior to the amendment and restatement of the plan effective January 1, 2000, the plan had received a determination from the Internal Revenue Service that the plan was qualified under Section 401(a) of the Internal Revenue Code. The plan, as amended and restated effective January 1, 2000, was submitted in 2001 to the Internal Revenue Service for determination. The plan was converted to a defined benefit plan with a cash balance feature, effective January 1, 2000. Prior to that date, the plan was a traditional defined benefit pension plan. Each active participant in the Pension Plan as of January 1, 2000 was given a one-time irrevocable election to continue participating in the traditional defined benefit plan design or to begin participating in the new cash balance plan design. All employees who became participants after January 1, 2000 automatically participated in the cash balance plan design. Each of our executives chose to participate in the cash balance plan design.

Under the cash balance plan design, hypothetical account balances are established for each participant and pension benefits are generally stated as the lump sum amount in that hypothetical account. Notwithstanding the preceding sentence, since a cash balance plan is a defined benefit plan, the annual retirement benefit payable at normal retirement (age 65) is an annuity, which is the actuarial equivalent of the participant’s account balance under the cash balance plan. However, participants may elect, with the consent of their spouses if they are married, to have the benefits distributed as a lump sum rather than an annuity. Benefits under the plan for 2006 are computed using a cash balance methodology for people who converted (as described hereafter) that provides for pay-based credits to the participants’ hypothetical accounts equal to five to 38.5 percent (depending on age and other factors) on the first $220,000 of annual eligible compensation. Eligible compensation under the plan is defined as fixed basic annual salary or wages, commissions, overtime, cash bonuses, and any amount contributed by the Company at the direction of the participant pursuant to a salary reduction agreement and excludible from the participant’s gross income under the Internal Revenue Code, but excluding any other form of remuneration, regardless of the manner calculated or paid, such as amounts realized from the exercise of stock options, severance pay or our cost for any public or private benefit plan, including the Pension Plan. In addition to the pay- based service credits, monthly interest credits are made to the participant’s account balance based on the average annual yield on 30-year U.S. Treasury securities for the November of the prior year. For 2006, the pay-based credits for Messrs. Dietrich, Chewens, Raven, Levy, and Bentley were 22 percent, 19 percent, 19 percent, 5 percent, and 5 percent, respectively. NBT’s contributions to the Pension Plan in 2006 for Messrs. Dietrich, Chewens, Raven, Levy and Bentley were $48,400, $41,800, $41,800, $11,000 and $11,000, respectively.

The following table includes information about the activity in, and balances of, the named executive officers’ SERPs.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Martin A. Dietrich	$0	$190,922	$10,789	$0	$603,866
Michael J. Chewens	$0	$59,132	$5,022	$0	$115,617
David E. Raven	$0	$51,520	$4,421	$0	$102,143
Jeffrey M. Levy	$0	$0	$0	$0	$0
Ronald M. Bentley	$0	$0	$0	$0	$0

Section 415 of the Internal Revenue Code places certain limitations on pension benefits that may be paid from the trusts of tax-qualified plans, such as the plan. Because of these limitations and in order to provide certain executives with adequate retirement income, we have entered into supplemental retirement agreements which provide retirement benefits to the named executives in the manner discussed below. It should be noted that where applicable, the amounts payable under the Supplemental Retirement Agreements, as discussed in the following section, are off set by payments made under the Pension Plan, the annuitized employer portion of our 401(k)/ESOP and Social Security.

26	NBT BANCORP PROXY STATEMENT

NBT has entered into agreements with Messrs. Dietrich, Chewens and Raven to provide the executive with supplemental retirement benefits, of which Mr. Dietrich’s was revised most recently on January 20, 2006 (the “SERP”). The SERP provides each executive with an annual supplemental benefit at normal retirement, including (a) the annual benefit payable to the executive under our pension plan, (b) the annual benefit that could be provided by contributions by us and NBT Bank (other than the executive’s elective deferrals) to our 401(k)/ESOP and the earnings on those amounts if these contributions and earnings were converted to a benefit payable under the agreement using the actuarial assumptions provided under the agreement, (c) his social security benefit and (d) the SERP, will be equal to the greater of (1) a percentage (60% for Mr. Dietrich and 50% for Messrs. Chewens and Raven) of the executive’s final average compensation (i.e., average annual base salary, commissions, bonuses and elective deferrals without regard to any Internal Revenue Code limitations on compensation applicable to tax qualified plans) or (2) the sum of the annual amount of the executive’s benefit under our pension plan, calculated without giving effect to limitations and restrictions imposed by the Internal Revenue Code plus the annual benefit that could be provided by contributions by us and NBT Bank (other than the executive’s elective deferrals) to our 401(k)/ESOP and the earnings on those amounts, calculated by disregarding the limitations and restrictions imposed by the Internal Revenue Code and using the actuarial assumptions set out in our pension plan, with the exception of a different salary scale assumption. Reduced amounts will be payable under the SERP in the event the executive takes early retirement. If the executive dies leaving a surviving spouse, his spouse will be entitled to an annual benefit for life equal to the annual survivor annuity benefit under our pension plan, calculated without giving effect to limitations and restrictions imposed by the Internal Revenue Code, reduced by the surviving spouse benefit actually payable under such plan, plus a lump sum amount equal to contributions by us and NBT Bank (other than the executive’s elective deferrals) to our 401(k)/ESOP, calculated by disregarding the limitations and restrictions imposed by the Internal Revenue Code, reduced by the amounts actually contributed to our 401(k)/ESOP, plus the earnings on such net amount. If the executive dies after attaining a certain age (age 58 for Mr. Dietrich and age 60 for Messrs. Chewens and Raven) and after he has retired, but before payment of benefits has commenced, the surviving spouse will receive an annual benefit equal to the excess, if any, of (1) the monthly amount the surviving spouse is entitled to under our pension plan, calculated without giving effect to limitations and restrictions imposed by the Internal Revenue Code, over (2) the monthly amount actually payable to the surviving spouse under our pension plan plus the monthly amount that is the actuarial equivalent of any supplemental retirement benefit payable to the surviving spouse. Except in the case of early retirement or death, payment of benefits will commence upon the first day of the month after the executive attains a certain age (age 60 for Mr. Dietrich and age 62 for Messrs. Chewens and Raven). Assuming a retirement age of 60 for Mr. Dietrich and a retirement age of 62 for Messrs. Chewens and Raven, satisfaction of applicable SERP conditions, that Mr. Dietrich is currently 60 and Messrs. Chewens and Raven are currently 62, and that each executive’s 2006 compensation were his final average compensation as defined by the SERP, the estimated aggregate annual retirement benefit under the SERP, our cash balance pension plan, the annuitized employer portion of our 401(k)/ESOP and social security to be paid to Messrs. Dietrich, Chewens and Raven would be $396,000, $448,009 and $360,577, respectively. The social security portion of these amounts is assumed to commence at the Normal Social Security Retirement Age for each executive. The SERP for Messrs. Dietrich, Chewens and Raven will at all times be unfunded except that, in the event of a change in control, NBT will be required to transfer to a grantor trust an amount sufficient to cover all potential liabilities under the SERP.

The following table and related footnotes describe and quantify the amount of post-termination payments that would be payable to each of the named executive officers of the Company in the event of termination of such executive’s employment as of December 31, 2006, under various employment-related scenarios pursuant to the Employment Agreements and Change in Control Agreements entered into with each of the named executive officers (other than Mr. Bentley who resigned effective July 28, 2006). The Employment Agreements and Change in Control Agreements are described in detail on page 19 under the heading Agreements with Executive Officers. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the company’s stock price and the executive’s age.

NBT BANCORP PROXY STATEMENT	27

Potential Payments Upon Termination or Change in Control Table

Name	Benefit	Retirement	Death1	Disability	By NBT w/o Cause	By NBT with Cause	By Exec. w/o Good Reason	By Exec. with Good Reason	Change in Control[2]
		($)	($)	($)	($)	($)	($)	($)	($)
Martin A. Dietrich	Accrued Unpaid Salary and Vacation	25,962 [3]	25,962	25,962	25,962	25,962	25,962	25,962	25,962
	Severance[4]	-	-	-	1,350,000[5]	-	-	1,350,000	2,518,260 [6]
	SERP[7]	216,168	216,168	216,168	216,168	-	216,168	216,168	1,635,579 [8]
	Stock Options[9]	-	224,404	224,404	-	-	-	-	224,404
	Restricted Stock[10]	-	408,160	408,160	408,160	-	-	408,160	408,160
	Health and Welfare	-	-	-	-	-	-	-	50,670 [11]
	Sub-Total	242,130	874,694	874,694	2,000,290	25,962	242,130	2,000,290	4,863,035
	Tax Gross-up, if applicable	-	-	-	-	-	-	-	2,188,701 [12]
	Total	242,130	874,694	874,694	2,000,290	25,962	242,130	2,000,290	7,051,736

Michael J. Chewens	Accrued Unpaid Salary and Vacation	20,000[13]	20,000	20,000	20,000	20,000	20,000	20,000	20,000
	Severance[4]	-	-	-	650,000 [14]	-	-	650,000	2,654,788 [15]
	SERP[7]	115,617	115,617	115,617	115,617	-	115,617	115,617	635,333 [8]
	Stock Options[9]	-	165,154	165,154	-	-	-	-	165,154
	Restricted Stock[10]	-	285,712	285,712	285,712	-	-	285,712	285,712
	Health and Welfare	-	-	527,423 [16]	-	-	-	-	48,400 [11]
	Sub-Total	135,617	586,483	1,113,906	1,071,329	20,000	135,617	1,071,329	3,809,387
	Tax Gross-up, if applicable	-	-	-	-	-	-	-	1,766,623 [17]
	Total	135,617	586,483	1,113,906	1,071,329	20,000	135,617	1,071,329	5,576,010

David E. Raven	Accrued Unpaid Salary and Vacation	17,596 [18]	17,596	17,596	17,596	17,596	17,596	17,596	17,596
	Severance[4]	-	-	-	610,000 [19]	-	-	610,000	2,861,478 [20]
	SERP[7]	102,143	102,143	102,143	102,143	-	102,143	102,143	736,421 [8]
	Stock Options[9]	-	156,246	156,246	-	-	-	-	156,246
	Restricted Stock[10]	-	285,712	285,712	285,712	-	-	285,712	285,712
	Health and Welfare	-	-	-	-	-	-	-	42,752 [11]
	Sub-Total	119,739	561,697	561,697	1,015,451	17,596	119,739	1,015,451	4,100,205
	Tax Gross-up, if applicable	-	-	-	-	-	-	-	1,993,137 [21]
	Total	119,739	561,697	561,697	1,015,451	17,596	119,739	1,015,451	6,093,342

Jeffrey M. Levy	Accrued Unpaid Salary and Vacation	9,930 [22]	9,930	9,930	9,930	7,638 [23]	9,930	9,930	9,930
	Severance	-	-	-	198,600	-	-	-	397,200 [24]
	SERP	-	-	-	-	-	-	-	-
	Stock Options[9]	-	49,364	49,364	-	-	-	-	49,364
	Restricted Stock[10]	-	42,092	42,092	42,092	-	-	42,092	42,092
	Health and Welfare	-	-	-	-	-	-	-	52,677 [11]
	Subtotal	9,930	101,386	101,386	250,622	7,638	9,930	52,022	551,263
	Tax Gross-up, if applicable	-	-	-	-	-	-	-	n/a
	Total	9,930	101,386	101,386	250,622	7,638	9,930	52,022	551,263

28	NBT BANCORP PROXY STATEMENT

NOTES: (to table on page 28)

1.
The Company pays the premiums on up to $500,000 face amount life insurance policies insuring the life of the named executives (with beneficiaries designated by the named executives). The values shown in the table do not reflect the death benefit payable to the named executive’s beneficiaries by the Company’s insurer. The premiums associated with the life insurance policies for the year 2006 and paid by the Company on behalf of the named executive officers is included in the Summary Compensation Table under the column “All Other Compensation.”

2.
Change-in-control benefit will only be payable in the following scenarios: (1) Executive is terminated without Cause within 24 months following a change in control; (2) Executive terminates employment for Good Reason within 24 months following a change in control; and (3) Executive terminates employment without Good Reason within 12 months following a change in control.

3.	Mr. Dietrich’s accrued unpaid salary as of 12/31/2006 was $17,308, plus accrued unused vacation of $8,654.

4.
Severance, under a change-in-control situation is then computed for the Executive at the following formula: 2.99 multiplied by the greater of: (A) Executive’s base salary for termination year, plus maximum targeted bonus for termination year or largest bonus paid over last three years, plus other taxable income/benefits including NQSO exercises or (B) is the average total taxable compensation paid and reported for three years prior to the change in control. No mitigation required and gross-up will be paid to cover any excise taxes imposed on the Executive pursuant to Code Section 4999.

5.	As of 12/31/2006, Mr. Dietrich is entitled to three years of salary continuation, at $450,000 per year.

6.
Mr. Dietrich is entitled to a higher severance benefit under severance formula option (B) (as referenced in footnote #4 above), which is $2,518,260 (compared with $2,477,039 under option (A)); based on 2004-2006 averages of $371,667 for salary, $215,500 for bonus, $240,911 for stock option spreads, $5,530 for auto, $3,990 for dividends, and $4,630 for life insurance coverage.

7.
The SERP is divided into three parts: (1) a Retirement Income component which provides a benefit equal to the benefit that would have been provided to the participant under the Defined Benefit Plan disregarding provisions required to comply with Internal Revenue Code Sections 401(a)(17) and 415 less the benefit provided by the Defined Benefit Plan; (2) a Deferral Account component which provides a benefit equal to the discretionary and matching contributions provided for under the Basic 401(k)/ESOP, disregarding provisions required to comply with Internal Revenue Code Sections 401(a)(17), 401(k)(3), 401(m), and 415, adjusted for income, gains and losses based on deemed investments less the actual benefit under the 401(k)/ESOP Plan and (3) a supplemental benefit payable as an annuity at the executive’s normal retirement age equal to a percentage of the average of the highest five consecutive years of earnings, less the benefit provided under the Defined Benefit Plan, less the benefit provided under the Basic 401(k)/ESOP (as an annuity), less the Retirement Income Component (as an annuity), less the Deferral Account (as an annuity). This benefit is further reduced at Social Security Normal Retirement Age by the executive’s Social Security Benefit.

8.
Under their Change-in-Control Agreements, Messrs. Dietrich, Chewens and Raven are entitled to receive three additional years of benefit accrual under the terms of their SERP agreement (or a shorter period, if dictated by the terms of their SERP agreement, or by law), based on compensation equal to their annualized Severance compensation, following a change in control of the Company. In addition, pursuant to their Change-in-Control Agreements, the supplemental benefit feature under their SERP, which would normally not become vested until at least age 58 (Dietrich) or 60 (Chewens/Raven) will become immediately and fully vested following a change in control of the Company. This supplemental benefit is assumed to be paid as an annuity beginning at age 60 (Dietrich) or 62 (Chewens/Raven).

9.	Nonqualified Stock Options issued under the 1993 Stock Option Plan.

10.	Shares of NBT Common Stock awarded under the Performance Share Plan.

11.
Under their Change-in-Control Agreements, Messrs. Dietrich, Chewens, Raven, and Levy are entitled to continuation of all noncash employee benefit plans, programs or arrangements, for three years following their termination following a change in control of the Company, unless a longer or shorter period is dictated by the terms of the plan or by law. Th e figure in this row represents the present value of continued medical insurance coverage for 36 months, all at the cost of the Company (generally, 18 months maximum under COBRA, plus the balance of 18 months of medical coverage under a conversion policy—using assumptions mandated by GAAP; 18 months dental and vision coverage under the Company’s self-insured plans; plus continued premium payment on portable life insurance policies and a disability income policy for Mr. Chewens).

12.
Under his Change-in-Control Agreement, Mr. Dietrich is entitled to a tax gross-up payment equal to the excise tax that would be applicable on “excess parachute payments” due to the change in control (which includes an amount equal to the gross-up payment) plus federal and state income taxes on the gross-up payment. This gross-up payment is determined by first adding together the present value of the additional SERP benefit due to change in control ($1,419,411, which is equal to $1,635,579-$216,168 as shown in the table), the present value of the additional Health and Welfare benefits ($50,670), the value of the accelerated Stock Options ($224,404), the value of the accelerated Restricted Stock ($408,160), and the Severance compensation ($2,518,260). This total of $4,620,905 is then reduced by the base amount of $604,638 (the average of taxable compensation paid to Mr. Dietrich during the 2001 to 2005 fiscal years). Th e resulting amount of $4,016,267 is then grossed-up by $2,188,701 to reimburse Mr. Dietrich for the 20% excise tax that will be required for the excess parachute payments, pursuant to IRS regulations, and federal and state income taxes on the gross-up payment at the assumed aggregate rate of 43.3%. It is assumed, for this purpose, that independent tax counsel will have opined as to the amount of the excess parachute payments; no opinion of counsel was in fact obtained for purposes of this disclosure.

13.	Mr. Chewens’ accrued unpaid salary as of 12/31/2006 was $12,500, plus accrued unused vacation of $7,500.

14.	As of 12/31/2006, Mr. Chewens is entitled to two years of salary continuation, at $325,000.

15.
Mr. Chewens has a higher benefit using option (A) (as referenced in footnote #4 above) based on the following figures for 2006: $325,000 base salary, $243,750 bonus, $307,508 income on NQSO exercises, $2,261 for auto, $1,986 for universal life, $5,586 for dividends on restricted stock and options and $1,798 for supplemental disability coverage.

16.
Represents the actuarial net present value as of December 31, 2006, of the payments Mr. Chewens is entitled to receive under his supplemental disability policy. In addition to utilizing the RP2000 Mortality Table for Disabled Males, the following assumptions were used to calculate the present value: (i) payments would be made until age 65; (ii) discount rate of 5.80%; and (iii) annual cost of living adjustment of 3%.

17.
Under his Change-in-Control Agreement, Mr. Chewens is entitled to a tax gross-up payment equal to the excise tax that would be applicable on “excess parachute payments” due to the change in control (which includes an amount equal to the gross-up payment) plus federal and state income taxes on the gross-up payment. This gross-up payment is determined by first adding together the present value of the additional SERP benefit due to change in control ($519,716, which is equal to $635,333-$115,617 as shown in the table), the present value of the Health & Welfare benefits ($48,400), the value of the accelerated Stock Options ($165,154), the value of the accelerated Restricted Stock ($285,712), and the Severance compensation ($2,654,788). Th is total of $3,673,770 is then reduced by the base amount of $432,017 (the average of taxable compensation paid to Mr. Chewens during the 2001 to 2005 fiscal years). The resulting amount of $3,241,753 is then grossed-up by $1,766,623 to reimburse Mr. Chewens for the 20% excise tax that will be required for the excess parachute payments, pursuant to IRS regulations, and federal and state income taxes on the gross-up payment at the assumed aggregate rate of 43.3%. It is assumed, for this purpose, that independent tax counsel will have opined as to the amount of the excess parachute payments; no opinion of counsel was in fact obtained for purposes of this disclosure.

NBT BANCORP PROXY STATEMENT	29

18.	Mr. Raven’s accrued unpaid salary as of 12/31/2006 was $11,731, plus accrued unused vacation of $5,865.

19.	As of 12/31/2006, Mr. Raven is entitled to two years of salary continuation, at $305,000.

20.
Mr. Raven has a higher benefit using option (A) (as referenced in footnote #4 above) based on the following figures for 2006: $290,000 base salary, $228,750 bonus, $427,704 income on NQSO exercises, $3,258 for auto, $5,586 for dividends on restricted shares and options and $1,718 for universal life.

21.
Under his Change-in-Control Agreement, Mr. Raven is entitled to a tax gross-up payment equal to the excise tax that would be applicable on “excess parachute payments” due to the change in control (which includes an amount equal to the gross-up payment) plus federal and state income taxes on the gross-up payment. This gross-up payment is determined by first adding together the present value of the additional SERP benefit due to change in control ($634,278, which is equal to $736,421-$102,143 as shown in the table), the present value of the Health and Welfare benefits ($42,752), the value of the accelerated Stock Options ($156,246), the value of the accelerated Restricted Stock ($285,712) and the Severance compensation ($2,861,478). This total of $3,980,466 is then reduced by the base amount of $323,061 (the average of taxable compensation paid to Mr. Raven during the 2001 to 2005 fiscal years). The resulting amount of $3,657,405 is then grossed-up by $1,993,137 to reimburse Mr. Raven for the 20% excise tax that will be required for the excess parachute payments, pursuant to IRS regulations, and federal and state income taxes on the gross-up payment at the assumed aggregate rate of 43.3%. It is assumed, for this purpose, that independent tax counsel will have opined as to the amount of the excess parachute payments; no opinion of counsel was in fact obtained for purposes of this disclosure.

22.	Mr. Levy’s accrued unpaid salary as of 12/31/2006 was $7,638, plus accrued unused vacation of $2,292.

23.	Under Mr. Levy’s Employment Agreement, with a termination for Cause he is only entitled to accrued, but unpaid base salary—hence no payment of accrued but unused vacation.

24.	Mr. Levy is entitled to a severance benefit two times his base salary at the time of termination.

In addition to the payments outlined above, pursuant to the Employment Agreements entered into with Messrs. Dietrich, Chewens and Raven, if any of Messrs. Dietrich, Chewens or Raven are terminated “without cause” (as defined in each such respective parties’ Employment Agreement) or if any such executive terminates his employment for “good reason” (as defined in each such respective parties’ Employment Agreement) and if, within 18 months following the termination date, the executive should sell his principal residence in the Binghamton Rand McNally Metropolitan Area and relocate to a place outside such area, then the executive shall be reimbursed for (i) any shortfall between the net proceeds on the sale of his principal residence and the purchase price plus improvements, including reasonable transaction costs incurred in connection with such purchase and sale, and (ii) an amount necessary to pay all federal, state and local income taxes resulting from any reimbursement. The foregoing benefit shall also be made available to each of Messrs. Dietrich, Chewens and Raven pursuant to their respective Change in Control Agreements if (a) within 24 months from the date of occurrence of any event constituting a change in control of the Company such executive’s employment with the Company is terminated (i) by the Company for “disability” (as defined therein), (ii) by the Company without “cause” (as defined therein), or (iii) by the executive with “good reason” (as defined therein), or (b) within 12 months from the date of occurrence of any event constituting a change in control of the Company the executive terminates his employment either with or without good reason.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation and Benefits Committee are: William L. Owens (Chair), Patricia T. Civil, William C. Gumble, Michael H. Hutcherson, Michael M. Murphy, Joseph G. Nasser, and Joseph A. Santangelo. There are no interlocking relationships involving Committee members or named executive officers of the Company, thatrequire disclosure in this Proxy Statement under the Exchange Act or the rules promulgated by the SEC thereunder.

The Bank has made loans to members of the Compensation and Benefits Committee. All such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with borrowers who are not related to the Bank, and did not involve more than normal risk of collectibility or present other unfavorable features.

Certain Relationships and Related Party Transactions

For a description of loans made to NBT’s directors, executive officers and related persons and entities, see “Compensation Committee Interlocks and Insider Participation.”

The law firms of Kowalczyk, Tolles, Deery & Hilton, LLP, of which Director Andrew S. Kowalczyk, Jr. (retired as of the 2006 annual meeting), is a partner, Stafford, Owens, Curtin & Trombley, PLLC, of which Director William L. Owens is a partner, and Oliver, Price & Rhodes, of which Director Paul D. Horger is a partner, each provided legal services to us in 2006. The amounts paid to each of these entities were less than the established reporting thresholds. Director Michael H. Hutcherson is the president of The Colonial Agency, LLC, an insurance agency. During fiscal 2006, the Colonial Agency provided insurance brokerage services for NBT Bancorp Inc. for which the related commissions and fees received by Colonial were less than the established reporting thresholds.

Policies and Procedures Regarding Transactions with Related Persons

Our Risk Management Committee Policy Statement and Charter provides written procedures for the review, approval or ratification of certain transactions required to be reported under applicable rules of the Securities and Exchange Commission. Pursuant to the charter, the Risk Management Committee is responsible for reviewing potential conflict of interest situations and approving, on an ongoing basis, all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K.

30	NBT BANCORP PROXY STATEMENT

Compensation and Benefits Committee Report

The Compensation and Benefits Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis contained in this Proxy Statement. Based upon this review and discussion, the Committee recommended to the Company’s Board of Directors the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

Compensation and Benefits Committee
of NBT Bancorp
William L. Owens (Chair)
Patricia T. Civil
William C. Gumble
Michael H. Hutcherson
Michael M. Murphy
Joseph G. Nasser
Joseph A. Santangelo

Risk Management Committee Report

Our Risk Management Committee, which functions as our audit committee, is comprised of seven directors who are not officers or employees of NBT. Each of the members of the Risk Management Committee is an independent director as defined by the SEC rules and Rule 4200(a)(14) of the NASDAQ Stock Market. No member of the Risk Management Committee serves on more than three audit committees. The Risk Management Committee held four meetings during 2006. The meetings were designed to facilitate and encourage private communication between the Risk Management Committee, the internal auditors and our independent registered public accounting firm, KPMG LLP.

Our Risk Management Committee acts under a written charter adopted and approved by our Board, a copy of which is available on the Company’s website at www.nbtbancorp. com/corporategov.html. The Risk Management Committee has performed the procedures specified in the charter regarding the preparation and review of our consolidated financial statements as of and for the three years ended December 31, 2006. Among the procedures performed, the Risk Management Committee has:

•	Reviewed and discussed the audited consolidated financial statements with NBT Management;
•
Discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Statements on Auditing Standards (SAS) 61, as amended (Codification of Statements on Auditing Standards, AU § 380); and

•
Received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG LLP its independence.

On the basis of its review as specified in the charter and discussions referred to in this section of the Proxy Statement, the Risk Management Committee has recommended to our Board that the audited consolidated financial statements be included in our Annual Report Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Risk Management Committee
Of
NBT Bancorp
Patricia T. Civil (Chair)
Richard Chojnowski
William C. Gumble
Janet H. Ingraham
John C. Mitchell
Joseph G. Nasser
Van Ness D. Robinson

Independent Public Accounting Firm

Our Risk Management Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2007. KPMG LLP has served as our independent registered public accounting firm since 1987. We expect representatives of KPMG LLP to be present at our annual meeting. Those representatives will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.

Audit Fees and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of NBT’s annual consolidated financial statements for the fiscal years ended December 31, 2006 and 2005, and fees billed for other services provided by KPMG LLP. Prior to any new engagement representing a permissible audit or non-audit activity, approval of the Risk Management Committee is required.

	2006	2005
Audit Fees (1)	$626,000	$592,500
Audit Related Fees (2)	$25,000	$24,000
Tax Fees (3)	$36,625	$34,800
All other fees	$0	$0
Total Fees	$687,625	$651,300

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of NBT’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. Audit Fees also include activities related to internal control reporting under Section 404 of the Sarbanes-Oxley Act.

NBT BANCORP PROXY STATEMENT	31

(2)
Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of NBT’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to employee benefit plan audits.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance.

Audit Committee Review

Our Risk Management Committee has considered whether KPMG’s provision of the non-audit services summarized in the preceding section is compatible with maintaining KPMG’s independence.

Audit Committee Pre-Approval Requirements

The Risk Management Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by KPMG. The Risk Management Committee will, on an annual basis, consider and approve the provision of audit and non-audit services by KPMG that are not prohibited by law. Thereafter, the Risk Management Committee will, as necessary, consider and approve the provision of additional audit and non-audit services byKPMG which are not encompassed by the Risk Management Committee’s annual pre-approval. All audit and non-audit services performed by KPMG during fiscal 2006 were pre-approved pursuant to the procedures outlined above and none of the engagements pre-approved by the Committee during 2006 made use of the de minimis exception to pre-approval contained in the applicable rules of the SEC.

OTHER MATTERS

Shareholder Proposals for the 2008 Annual Meeting

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

Shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for inclusion in our proxy statement for the 2008 Annual Meeting of Shareholders must be received by NBT by December 1, 2007. Each proposal must comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the Proxy Statement and form of proxy. SEC rules set forth standards as to what shareholder proposals corporations must include in a proxy statement for an annual meeting.

Other Shareholder Proposals for Presentation at Next Year’s Annual Meeting

The Company’s Bylaws establish an advance notice procedure with regard to any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2008 annual meeting. Written notice of such shareholder proposal for the next annual meeting of our shareholders must be received by our President at our principal executive offices not later than March 2, 2008 and must not have been received earlier than February 1, 2008 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the shareholder proposing such matter. If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

Important Notice Regarding Delivery of Shareholder Documents

Only one copy of this Proxy Statement and the Company’s 2006 Annual Report may be sent to an address shared by more than one shareholders. This practice, known as “householding,” is designed to reduce the Company’s printing and mailing costs. If any shareholder residing at such an address wishes to receive a separate copy of this Proxy Statement or the Company’s 2006 Annual Report, he or she may contact the Company’s Shareholder Relations Department at NBT Bancorp Inc., 20 Mohawk Street, Canajoharie, New York 13317, or by telephone at (800) 628-2265, option 7. Any such shareholder may also contact the Shareholder Relations Department using the above contact information if he or she would like to receive separate Proxy Statements and Annual Reports in the future. If you are receiving multiple copies of Proxy Statements and Annual Reports, you may request householding in the future by contacting the Shareholder Relations Department using the above contact information.

Other Matters

As of the date of this Proxy Statement, our Board knows of no matters that will be presented for consideration at our meeting other than as described in this proxy statement. If any other matters should properly come before our meeting and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies to vote the shares represented by those proxies as to those matters. The persons named as proxies intend to vote in accordance with the determination of the majority vote of our Board.

32	NBT BANCORP PROXY STATEMENT

NBT BANCORP 52 SOUTH BROAD STREET NORWICH, NY 13815
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 30, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by NBT Bancorp Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 30, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NBT Bancorp Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

THE DEADLINE FOR TELEPHONE AND INTERNET VOTING IS 11:59 P.M. ON APRIL 30, 2007.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NBTBC1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NBT BANCORP INC.

Vote On Directors
2.	To elect the five director nominees listed below (Proposal 2):	For All	Withhold All	For All Except	To withhold authority to vote for any individualnominee(s), mark “For All Except” and write thenumber(s) of the nominee(s) on the line below.
Nominees:		☐	☐	☐
01) Daryl R. Forsythe
02) Patricia T. Civil
03) William C. Gumble
04) Robert A. Wadsworth
05) William L. Owens

Vote On Proposals
					For	Against	Abstain
1	To fix the number of directors at fifteen (Proposal 1).				☐	☐	☐

3	The proxies are authorized to vote in accordance with the majority vote of our Board, upon such other business that may properly come before the meeting.

Please sign below exactly as name(s) appear(s) on the right. When signing as attorney, executor, administrator, trustee, guardian, or in any other fiduciary capacity, give full title. If more than one person acts as trustee, all should sign. All joint owners must sign.

For address changes and/or comments, please check this box and write them on the back where indicated.							☐

Please indicate if you plan to attend this meeting.						☐	☐
						Yes	No

	Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

NBT BANCORP INC.

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints J. Carl Barbic and John J. Daly and either of them, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Stockholders of NBT Bancorp Inc. to be held at the Binghamton Holiday Inn Arena at 2-8 Hawley Street, Binghamton, NY 13901 on May 1, 2007 at 10:00 a.m. local time, or at any adjournment or postponement of the meeting, with all power which the undersigned would possess if personally present, and to vote all shares of NBT's common stock which the undersigned may be entitled to vote at the meeting upon the proposals listed on the reverse side and as described in the accompanying proxy statement, in accordance with the following instructions and, in accordance with the majority vote of our Board, upon any other matters that may properly come before the meeting. This proxy, when properly executed, will be voted as directed by the undersigned. If no direction is indicated, a properly executed proxy will be voted FOR the proposals listed on the reverse side. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

Address Change/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)